As filed with the Securities and Exchange Commission on July 21, 2006
Registration Statement No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CBIZ, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-2769024
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
6050 Oak Tree Boulevard, South, Suite 500
Cleveland, Ohio 44131
(216) 447-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael W. Gleespen
Corporate Secretary
6050 Oak Tree Boulevard, South, Suite 500
Cleveland, Ohio 44131
(216) 447-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Julie M. Kaufer, Esq.
Akin Gump Strauss Hauer & Feld LLP
2029 Century Park East, Suite 2400
Los Angeles, CA 90067
(310) 728-3313
(310) 728-2313

Approximate date of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

				Proposed Maximum
Title of Each Class of			Proposed Maximum	Aggregate Offering	Amount of
Securities to be Registered	Amount to be Registered		Offering Price per Unit	Price	Registration Fee
3.125% Convertible Senior Subordinated Notes due 2026	$100,000,000	(1)	100%	$100,000,000	$10,700 (2)
Common Stock, par value $0.01 per share	9,410,350	(3)	—	—	(4)

(1)	Equals the aggregate principal amount of notes being registered.

(2)	Calculated pursuant to Section 6(b) and Rule 457(o) under the Securities Act of 1933.

(3)	Represents the aggregate number of shares of our common stock that are issuable upon conversion of the notes at an initial conversion rate of 94.1035 shares per $1,000 principal amount of notes, subject to adjustment in certain circumstances. Pursuant to Rule 416 under the Securities Act of 1933, we are also registering an indeterminate number of shares of common stock that may be issued from time to time upon conversion of the notes in connection with a stock split, stock dividend, or similar transactions or as a result of the anti-dilution provisions of the notes.

(4)	Pursuant to Rule 457(i) under the Securities Act of 1933, there is no additional filing fee with respect to the shares of common stock issuable upon conversion of the notes because no additional consideration will be received by the registrant in connection with the exercise of the conversion right.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 21, 2006

PROSPECTUS

CBIZ, Inc.

$100,000,000 OF 3.125% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2026
COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES

The Notes and Common Stock

•	On May 30, 2006, we issued and sold $100 million aggregate principal amount of our 3.125% Convertible Senior Subordinated Notes due 2026 (the “Notes”) in a private placement.

•	Interest on the Notes is payable on June 1 and December 1 of each year, beginning December 1, 2006.

•	Contingent interest on the Notes will be payable during any six-month period from June 1 to November 30 and from December 1 to May 31, commencing with the period beginning on June 6, 2011, if the average market price of a Note for the five consecutive trading days ending three trading days before the relevant six-month period equals 120% or more of the principal amount of the Notes. The contingent interest will equal 0.25% per year of the average market price of a Note during the measuring period.

•	The Notes mature on June 1, 2026, unless earlier converted, redeemed or repurchased.

•	We will not receive any proceeds from the sale of the Notes or shares of common stock issuable upon conversion of the Notes by any of the selling securityholders. The Notes and the shares of common stock may be offered in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. In addition, shares of our common stock may be offered from time to time through ordinary brokerage transactions on The Nasdaq National Market. See “Plan of Distribution.”

Ranking of the Notes

•	The Notes are our general unsecured obligations and are subordinated to all our senior debt and effectively junior to all liabilities of our subsidiaries.

Conversion of the Notes

•	Holders may convert the Notes into shares of our common stock at a conversion rate of 94.1035 shares per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $10.63 per share), subject to adjustment, at any time before the close of business on June 1, 2026, from and after the date of any of the following events:

•	during any fiscal quarter after the fiscal quarter ending June 30, 2006, if the sale price of our common stock for at least 20 trading days in the 30 trading-day period ending on the last trading day of the previous fiscal quarter exceeds 130% of the conversion price on that 30th trading day;

•	subject to certain limitations, if the trading price of the Notes falls below a specified threshold;

•	if we have called the Notes for redemption; or

•	on the occurrence of the specified corporate transactions described in this prospectus.

•	On conversion, we will deliver cash equal to the lesser of the aggregate principal amount of the Notes to be converted and our total conversion obligation plus cash or shares of our common stock, at our election, in respect of the remainder, if any, of our conversion obligation. If certain corporate transactions occur on or before June 6, 2011, we will increase the conversion rate by a number of additional shares of common stock or, in lieu thereof, we may in certain circumstances, elect to adjust the conversion rate and related conversion obligation so that the Notes are convertible into shares of the acquiring or surviving company.

Redemption and Repurchase of the Notes

•	We may redeem some or all of the Notes for cash at any time on or after June 6, 2011.

•	Holders may require us to repurchase all or a portion of the Notes on June 1, 2011, 2016 and 2021 or, subject to specified exceptions, on a fundamental change (as described in this prospectus).

Listing

•	The Notes issued in the initial private placement are eligible for trading in The PORTAL Market of The National Association of Securities Dealers, Inc. However, the Notes sold using this prospectus will no longer be eligible for trading in The PORTAL Market. We do not intend to list the Notes for trading on any automated interdealer quotation system or national securities exchange.

•	Our common stock is listed on The Nasdaq National Market under the symbol “CBIZ.” The last reported sale price of our common stock on July 18, 2006 was $6.91 per share.

This investment involves risks. See “Risk Factors” beginning on page 11 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 21, 2006

IMPORTANT NOTICE TO READERS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, offer Notes or shares of our common stock issued upon conversion of the Notes owned by them. Each time the selling securityholders offer Notes or common stock under this prospectus, they are required to provide to potential investors a copy of this prospectus and, if applicable, a copy of a prospectus supplement. You should read both this prospectus, and, if applicable, any prospectus supplement together with the information incorporated by reference in this prospectus. See “Where You Can Find More Information” for more information.

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from the information contained in or incorporated by reference in this prospectus. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus or in any document incorporated by reference is accurate as of any date other than the date of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs.

The Notes and our common stock issuable upon their conversion have not been approved or recommended by any U.S. federal, state or foreign securities commission or regulatory authority. Furthermore, those authorities have not been requested to confirm the accuracy or determine the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

FORWARD-LOOKING STATEMENTS

You should carefully consider the risk factors included under the heading “Risk Factors” in this prospectus, and the risk factors included in the documents incorporated by reference in this prospectus. This prospectus, including the documents incorporated by reference in this prospectus, contains statements that may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. All statements other than statements of historical fact included or incorporated by reference in this prospectus regarding our financial position, business strategy and plans and objectives for future performance are forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are commonly identified by the use of such terms and phrases as “intends,” “believes,” “estimates,” “expects,” “projects,” “anticipates,” “foreseeable future,” “seeks,” and words or phrases of similar import in connection with any discussion of future operating or financial performance. You should read statements that contain these words carefully because they discuss future actions,

i

future performance or results of current and anticipated services, sales efforts, expenses, and financial results or state other forward-looking information.

We believe that it is important to communicate our future expectations to our investors and potential investors. However, any or all of our forward-looking statements in this prospectus, and in the documents incorporated by reference in this prospectus, are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. These forward-looking statements can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors included under the heading “Risk Factors” in this prospectus, and in the risk factors included in the documents incorporated by reference in this prospectus, will be important in determining future results. Consequently, no forward-looking statement can be guaranteed. Our actual future results may vary materially. In addition, other factors besides those described or incorporated by reference in this prospectus, could also adversely affect operating or financial performance. You should assume that the information appearing or incorporated by reference in this prospectus is accurate only as of the date on the front cover of this prospectus or the date of the document incorporated by reference, as applicable. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INCORPORATION OF DOCUMENTS FILED WITH THE SEC

We incorporate by reference the documents, which have been filed with the SEC, listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 16, 2006, including portions of our Definitive Proxy Statement on Schedule 14A, filed on April 10, 2006, as amended by Amendment No. 1 to our Definitive Proxy Statement, filed on April, 11, 2006, that are incorporated by reference therein;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed on May 10, 2006; and

•	our Current Reports on Form 8-K, filed on February 10, 2006, February 17, 2006, May 22, 2006, May 23, 2006, May 24, 2006 and May 30, 2006.

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and before all of the Notes and the common stock issued upon conversion of the Notes offered pursuant to this prospectus are sold, are incorporated by reference in this prospectus from the date of filing of the documents, except for information furnished under Items 2.02 and 7.01 of Form 8-K, which is not deemed filed or incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which is also incorporated by reference herein, modifies or supersedes the earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in the document, by requesting them from us in writing or by telephone at the following address:

Investor Relations
CBIZ, Inc.
6050 Oak Tree Boulevard South
Suite 500
Cleveland, Ohio 44131
(216) 447-9000

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of our company and this offering, we encourage you to read this entire document, including the “Risk Factors” section, the financial and other information included in or incorporated by reference into this prospectus and the documents to which we have referred. Except as otherwise indicated or required by the context, references in this prospectus to “we,” “us,” “our,” “CBIZ” or the “company” refer to CBIZ, Inc. and its subsidiaries.

Our Company

Overview

CBIZ is a diversified services company which, acting through its subsidiaries, provides professional business services to businesses of various sizes, as well as individuals, governmental entities, and not-for-profit enterprises throughout the United States and Toronto, Canada. We provide solutions that enable our clients to better manage their finances, employees, and technology. We deliver our integrated services through the following four practice groups: Financial Services, Employee Services, Medical Management Professionals, and National Practices. Our mission is to:

•	enable our clients to grow and prosper by providing them with superior services and products,

•	provide a professionally rewarding career for our employees, and

•	create stockholder value.

Business Strategy

Our business strategy is to continue to grow in the professional business services industry by:

•	offering a wide array of professional business services,

•	cross-serving these services to our existing client base,

•	attracting new clients with our diverse business services offerings, and

•	developing our core service offerings in target markets through internal growth and selective acquisitions.

We built our professional services business through acquiring accounting, benefits, technology, valuation and other service firms throughout the United States. We intend to strengthen our operations and customer service capabilities by making selective acquisitions that are complementary in building out our service offerings in target markets. Our strategy is to acquire companies that generally:

•	have a strong potential for cross-serving to our clients,

•	can integrate quickly with our existing operations,

•	have strong and energetic leadership,

•	are accretive to earnings, and

•	help enhance our core service offering in a geographical market.

In accordance with our strategy to deliver services to clients locally and to promote cross-serving between our various service groups, we consolidate office locations wherever practical. Since 2001, we consolidated offices in Atlanta, Boca Raton, Chicago, Cleveland, Columbus, Dallas, Denver, Kansas City, Los Angeles, Minneapolis, Orlando, Philadelphia, Salt Lake City, San Diego, San Jose, St. Louis and Tucson. We may consolidate additional office locations in the future, and thus may incur additional costs associated with those consolidations.

Financial Services

The business units that comprise the Financial Services group offer services in the following areas:

•	federal, state and local tax return preparation, planning and consulting for individuals, corporations, partnerships, estates and trusts,

•	strategic planning,

•	consulting,

•	record-keeping and financial statement preparation,

•	tax planning based on financial and investment alternatives,

•	tax structuring of business transactions such as mergers and acquisitions,

•	quarterly and year-end payroll tax reporting,

•	financial staffing services including chief financial officer services,

•	financial investment analysis,

•	succession, retirement, and estate planning,

•	cash flow management,

•	profitability, operational and efficiency enhancement consulting to a number of specialized industries,

•	litigation support services,

•	internal audit services,

•	Sarbanes-Oxley consulting and compliance services, and

•	valuation services including financial valuations, and tangible and intangible asset valuations.

Restrictions imposed by independence requirements and state accountancy laws and regulations preclude us from rendering audit and attest services (other than internal audit services). As such, we maintain joint-referral relationships and administrative service agreements, which we refer to as ASAs, with independent licensed Certified Public Accounting (which we refer to as CPA) firms under which audit and attest services may be provided to our clients by these CPA firms. These firms are owned by licensed CPAs, a vast majority of whom are also employed by our subsidiaries. Under these ASAs, we provide a range of services in exchange for fees to the CPA firms, including (but not limited to): administrative functions such as office management, bookkeeping, and accounting; preparing marketing and promotion materials; providing office space, computer equipment, and systems support; and leasing administrative and professional staff.

We currently maintain administrative service agreements with seven CPA firms. Most of the members and/or stockholders of the CPA firms are also our employees, and we render services to the CPA firms as an independent contractor. The number of firms with which we maintain administrative service agreements decreased when a majority of the partners of the CPA firms with whom we previously maintained ASAs joined Mayer Hoffman McCann, P.C., an independent national CPA firm headquartered in Kansas City, Kansas, which we refer to as MHM. Our association with MHM offers clients access to the multi-state resources and expertise of a national CPA firm.

We also are able to offer our clients access to multi-state and international resources through relationships maintained with professional organizations such as Kreston International. We joined Kreston International in the third quarter of 2005. Kreston International is an international organization of affiliated accounting firms that allows us to access accounting services in more than 70 countries around the world.

Our Financial Services practice is divided into three regions, representing the East, Midwest, and West regions of the United States, and a national service division consisting of those units that provide their services nationwide. Each of these regions is headed by a designated regional director, each of whom report to the Senior Vice President, Financial Services. The Financial Services group contributed $89.4 million and $263.9 million of revenue, representing approximately 52.3% and 46.8% of our consolidated revenue in the first quarter of 2006 and fiscal year 2005, respectively.

Employee Services

The business units that comprise our Employee Services group are organized into the following two groups: Retail and National Services. Each of the retail offices provides a broad range of primarily commercial employee benefit and property and casualty insurance services within its geographic area. Specific services provided by the Retail group include:

•	consulting and brokerage of group health and welfare plans (group health, dental, vision, life and disability programs),

•	the design, implementation and administration of qualified retirement plans, such as profit-sharing plans (including 401(k) plans), defined benefit plans, and money purchase plans,

•	actuarial services for health and welfare plans and qualified retirement plans,

•	communications services to educate employees about their benefit programs,

•	executive benefits consulting on non-qualified retirement plans,

•	business continuation plans, and

•	wealth management services, including registered investment advisory services, investment policy statements, mutual fund selections, and ongoing mutual fund monitoring.

The Retail group also provides some personal lines brokerage for property and casualty and individual life and health insurance.

The National Services group is comprised of several specialty operations that provide unique services on a national scale. Specific services provided by the National Services group include:

•	payroll processing services,

•	brokerage services for specialty high-risk life insurance and clinical underwriting,

•	wholesale insurance brokerage services,

•	bank-owned executive life insurance,

•	COBRA and Section 125 plan administration programs for employees,

•	human capital advisory services, and

•	wealth management services, including registered investment advisory services, investment policy statements, mutual fund selections, and ongoing mutual fund monitoring.

In addition, this group provides an on-line enrollment service, CBIZSolutions, that in concert with our payroll services, enables employers and employees of a client to access information such as health and welfare benefits, retirement fund balances and payroll information; enroll for benefit plans; and access certain human resource documents such as employee handbooks and policies.

Our Employee Services group maintains relationships with many different insurance carriers. Some of these carriers have compensation arrangements with us whereby some portion of payments due may be contingent upon meeting certain performance goals, or upon us providing client services that would otherwise be provided by the carriers. These compensation arrangements are provided to us as a result of our performance and expertise, and may result in enhancing our ability to access certain insurance markets and services on behalf of our clients. The aggregate of these payments received during the quarter ended March 31, 2006 was less than 2.5%, and for the years ended December 31, 2005 and 2004, was less than 2%, in each case, of our consolidated revenue.

Our Employee Services group operates under one Senior Vice President, who oversees the practice group, along with a senior management group which supports the practice group leader along: functional; product; and unit oversight lines. The Employee Services group contributed $42.0 million and $153.3 million of revenue, representing approximately 24.5% and 27.2% of our consolidated revenue in the first quarter of 2006 and fiscal year 2005, respectively.

Medical Management Professionals

Our wholly-owned subsidiary, CBIZ Medical Management Professionals, which we refer to as CBIZ MMP, provides coding and billing as well as full-practice management services for hospital-based physicians practicing anesthesiology, pathology, radiology, emergency medicine, and other areas. CBIZ MMP’s billing services include: billing and accounts receivable management; claims processing and collection; comprehensive delinquent claims follow up; compliance programming to meet government regulations; and comprehensive statistical and operational reporting. The practice management services provided by CBIZ MMP include: financial reporting, accounts payable, payroll, and general ledger processing; design of physician employment, stock and compensation arrangements; and comprehensive budgeting, forecasting, and financial analysis. Additionally, CBIZ MMP conducts analyses of managed care contracts with a focus on negotiation strategies, pricing, cost containment and utilization tracking; reviews and negotiates contracts with hospitals and other entities; identifies and coordinates practice merger and integration opportunities; and coordinates practice expansion efforts.

CBIZ MMP reports to CBIZ’s Chief Executive Officer. CBIZ MMP contributed $28.2 million and $97.6 million of revenue, representing approximately 16.5% and 17.3% of our consolidated revenue in the first quarter of 2006 and fiscal year 2005, respectively.

National Practices

The business units that comprise our National Practices group offer services in the following areas:

•	mergers and acquisitions services,

•	health care consulting,

•	government relations, and

•	information technology consulting, including strategic technology planning, project management, development, network design and implementation, software selection and implementation, and voice over internet protocol consulting and implementation.

The majority of the units within the National Practices group report to our President and Chief Operating Officer, with one unit reporting to our Chief Executive Officer. The National Practices group contributed $11.4 million and $48.6 million of revenue, representing approximately 6.7% and 8.6% of our consolidated revenue in the first quarter of 2006 and fiscal year 2005, respectively.

Our principal executive offices are located at 6050 Oak Tree Boulevard South, Suite 500, Cleveland, Ohio 44131. Our telephone number is (216) 447-9000. Our common stock is listed for quotation on The Nasdaq National Market under the symbol “CBIZ.” We maintain a website at www.cbiz.com; however, the information on our website is not part of this prospectus, and you should only rely on the information contained in this prospectus and in the documents incorporated by reference into this prospectus when making a decision whether to invest or not to invest in the Notes.

The Offering

The summary below describes the principal terms of the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus contain a more detailed description of the terms and conditions of the Notes.

Issuer	CBIZ, Inc.

Securities Offered	$100,000,000 aggregate principal amount of 3.125% Convertible Senior Subordinated Notes Due 2026

Maturity Date	June 1, 2026, unless earlier converted, redeemed or repurchased

Ranking	The Notes are our direct, unsecured, senior subordinated obligations and rank junior in right of payment with all of our existing and future Senior Indebtedness (as defined under “Description of the Notes — Subordination”) and equal in right of payment with any other future senior subordinated indebtedness. The Notes are effectively junior to our subsidiaries’ existing and future indebtedness and other liabilities, including trade payables.

At March 31, 2006, we and our subsidiaries had approximately $63.3 million aggregate principal amount of consolidated debt, capitalized lease obligations outstanding and other outstanding indebtedness, excluding intercompany indebtedness, and letters of credit in the amount of $4.4 million, all of which would be Senior Indebtedness or effectively senior in right of payment to the Notes.

Interest	We will pay interest on the Notes on June 1 and December 1 of each year, beginning December 1, 2006, at an annual rate of 3.125%. In addition, we may be required to pay contingent interest, as set forth below under “Contingent Interest.” Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Contingent Interest	We will also pay contingent interest to the holders of the Notes during any six-month period from June 1 to November 30 and from December 1 to May 31 commencing with the period beginning June 6, 2011, if the average market price of a Note for the five consecutive trading days ending three trading days before the relevant six-month period equals 120% or more of the principal amount of the Notes.

The amount of contingent interest payable per Note in respect of any six-month period will equal 0.25% per year of the average market price of a Note for the five trading day period referred to above.

Material U.S. Federal Income Tax Considerations	Under the indenture, we and each holder of a Note have agreed, for U.S. federal income tax purposes, to treat the Notes as indebtedness that is subject to U.S. Treasury regulations that govern contingent payment debt instruments. Under such regulations, even if we do not pay any contingent interest on the Notes, a beneficial owner of the Notes who is a U.S. Holder, as defined below under “Material U.S. Federal Income Tax Considerations — Tax Consequences to U.S. Holders,” will be required to include interest at the rate described below in its gross income for U.S. federal income tax purposes, regardless of whether that owner uses the cash or accrual method of tax accounting. This imputed interest, also referred to as original issue discount, will accrue at a rate equal to 9.0% per year (subject to certain adjustments), computed on a semi-annual bond equivalent basis, which represents the yield on non-contingent, non-convertible, fixed-rate debt with terms and conditions otherwise comparable to the Notes. The rate at which the original issue discount will accrue for U.S. federal income tax purposes will exceed the Notes’ stated interest rate of 3.125% per annum.

Each U.S. Holder of Notes will recognize a gain or loss on the sale, exchange, conversion or retirement of a Note in an amount equal to the difference between the amount realized on the sale, exchange, conversion or retirement, including the fair market value of any common stock received on conversion or otherwise, and the holder’s adjusted tax basis in the Notes. Any gain recognized by a holder on the sale, exchange, conversion or retirement of a Note generally will be treated as ordinary income; any loss will be ordinary loss to the extent of the interest previously included in income, and thereafter, capital loss. See “Material U.S. Federal Income Tax Considerations.”

You may in certain situations be deemed to have received a distribution subject to U.S. federal income tax as a dividend in the event of a taxable dividend distribution to holders of our common stock or in certain other situations requiring a conversion rate adjustment. For non-U.S. Holders (as defined herein), this deemed distribution may be subject to U.S. federal withholding tax requirements. See “Material U.S. Federal Income Tax Considerations.”

Conversion Rights	You may convert your Notes at any time before the stated maturity from and after the date of the following events:

• during any fiscal quarter after the fiscal quarter ending June 30, 2006 (and only during such quarter), if the last reported sale price of our common stock for at least 20 trading days in the 30 trading-day period ending on the last trading day of the previous fiscal quarter exceeds 130% of the conversion price on that 30th trading day;

• during the five business days immediately following any five consecutive trading-day period in which the trading price per $1,000 principal amount Note (as defined under “Description of the Notes”) for each day of that period was less than 98% of the product of the closing price of our common stock and the conversion rate of the Notes on each such day; provided, however, that a holder may not convert the Notes in reliance on this provision after June 1, 2021 if on any trading day during such five consecutive trading-day period the closing price of our common stock was between 100% and 130% of the conversion price of the Notes;

• if we have called the Notes for redemption; or

• on the occurrence of the specified corporate transactions described under “Description of the Notes — Conversion Rights.”

For each $1,000 principal amount of Notes surrendered for conversion, you initially will receive cash and shares of our common stock, if any, at a conversion rate of 94.1035 shares. This represents an initial conversion price of approximately $10.63 per share of common stock. The conversion rate may be adjusted for certain reasons, but will not be adjusted for accrued interest or contingent interest, if any. On conversion, you generally will not receive any cash payment representing accrued interest, including contingent interest and additional amounts, if any. Instead, accrued interest, including contingent interest and additional amounts, if any, will be deemed paid by the common stock received by you on conversion. Notes called for redemption may be surrendered for conversion until the close of business on the business day before the redemption date.

On surrender of your Notes, we will deliver cash equal to the lesser of the aggregate principal amount of the Notes to be converted and our total conversion obligation and, at our election, cash or shares of our common stock in respect of the remainder, if any, of our conversion obligation.

If you elect to convert your Notes in connection with certain corporate transactions that occur on or prior to June 6, 2011, we will increase the conversion rate by a number of additional shares of common stock on conversion as described under “Description of the Notes — Conversion Rights — Conversion Rate Adjustments — Make-Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control” or, in lieu thereof, we may in certain circumstances elect to adjust the conversion rate and related conversion obligation so that the Notes are convertible into shares of the acquiring or surviving company.

Payment at Maturity	Each holder of $1,000 principal amount of the Notes shall be entitled to receive $1,000 at maturity, plus accrued interest, including contingent interest, if any.

Optional Redemption	We may not redeem the Notes before June 6, 2011. We may redeem some or all of the Notes for cash on or after June 6, 2011, on at least 30 days but not more than 60 days notice by mail to holders of Notes at the redemption prices set forth under “Description of the Notes — Optional Redemption by Us.”

Repurchase Right of Holders	You may require us to repurchase all or a portion of your Notes on June 1, 2011, 2016 and 2021 at a purchase price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, including contingent interest and additional amounts, if any, to the date of repurchase.

Fundamental Change Put	On a fundamental change (as defined under “Description of the Notes — Repurchase of Notes by CBIZ at Option of Holder upon a Fundamental Change”), you may require us, subject to certain conditions, to repurchase all or a portion of your Notes. We will pay a purchase price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, including contingent interest and additional amounts, if any, to the repurchase date.

Registration Rights	We filed the shelf registration statement of which this prospectus is a part pursuant to a registration rights agreement, dated as of May 30,

2006, between the initial purchaser of the Notes and us. Under the registration rights agreement we also agreed that we will:

• use reasonable best efforts to cause the shelf registration statement to become effective by November 26, 2006; and

• use reasonable best efforts to keep the shelf registration statement effective until the earlier of:

• the sale under the shelf registration statement or Rule 144 under the Securities Act of all of the Notes and any shares of our common stock issued on their conversion; and

• the expiration of the holding period applicable to the Notes and the shares of our common stock issuable on their conversion held by persons that are not our affiliates under Rule 144(k) under the Securities Act, or any successor provision.

If we do not fulfill certain of our obligations under the registration rights agreement, we will be required to pay additional amounts to holders of the Notes. If you convert some or all of your Notes into common stock, you will not be entitled to additional amounts with respect to the common stock.

Use of Proceeds	We will not receive any of the proceeds from the resale by the selling securityholders of the Notes or the common stock issuable upon conversion of the Notes. See “Use of Proceeds.”

Absence of a Public Market for the Notes	The Notes issued in the initial private placement are eligible for trading in The PORTAL Market. However, the Notes sold using this prospectus will no longer be eligible for trading in The PORTAL Market and we cannot guarantee the liquidity or the development of any trading market for the Notes. We do not intend to list the Notes for trading on any automated interdealer quotation system or national securities exchange.

Trading Symbol for our common stock	Our common stock is listed on The Nasdaq National Market under the symbol “CBIZ.”

Indenture and Trustee	We have issued the Notes under an indenture, dated as of May 30, 2006, between US Bank National Association, as trustee, and us.

Risk Factors	You should carefully consider the information set forth in the section of this prospectus entitled “Risk Factors” as well as the other information included in or incorporated by reference into this prospectus before deciding whether to invest in the Notes.

Summary of Historical Consolidated Financial Information

The summary of historical consolidated financial data set forth below for each of the years in the three-year period ended December 31, 2005 are derived from our audited consolidated financial statements for the periods indicated which have been included in our current report on Form 8-K filed on May 22, 2006. The summary of historical consolidated financial data set forth below for the three-month periods ended March 31, 2006 and 2005 and as of March 31, 2006 and 2005 are derived from our unaudited consolidated financial statements included in our March 31, 2006 Quarterly Report on Form 10-Q, and includes all adjustments (consisting only of normal recurring adjustments) which we consider necessary for a fair presentation of our financial position and results of our operations and cash flows for those periods. Results for past periods are not necessarily indicative of results that may be expected for any future period, and results for the three-month period ended March 31, 2006 are not necessarily indicative of the results that can be expected for the full fiscal year. The summary of historical consolidated financial data should be read in conjunction with the consolidated financial statements and accompanying note disclosures in our current report on Form 8-K filed May 22, 2006 and our March 31, 2006 Quarterly Report on Form 10-Q. Our historical results of operations include the results of various acquired entities from their date of acquisition.

The Statement of Operations Data for the years ended December 31, 2005, 2004 and 2003, and the Other Data as of December 31, 2005 and 2004, have been updated to reflect discontinued operations relating to the sale of a business unit from our Financial Services practice group in April 2006, and to reflect certain reclassifications made during the first quarter of 2006 involving 1) interest income earned by our payroll unit which previously was reported as “other income” and is now reported as revenue, and 2) certain expenses reimbursable to us by our clients previously netted against revenue which are now reported as operating expenses.

For the purpose of computing the ratio of earnings to fixed charges, earnings consist of the sum of (i) income from continuing operations before income tax expense, and (ii) fixed charges. Fixed charges consist of the sum of (i) interest expense, (ii) amortization of capitalized expenses related to indebtedness, and (iii) that portion of rental expense that we believe to be a reasonable estimate of the interest factor (deemed to be one-third of rental expense).

				Three Months Ended
	Year Ended December 31,			March 31,
	2003	2004	2005	2005	2006
	(In thousands, except per share data)

Statement of Operations Data:
Revenue	$482,889	$507,468	$563,468	$155,156	$171,061
Operating expenses	420,579	440,991	488,763	127,015	138,731

Gross margin	62,310	66,477	74,705	28,141	32,330
Corporate general and administrative expense	18,745	24,099	24,911	6,421	6,732
Depreciation and amortization expense	16,565	15,963	15,139	3,894	4,071

Operating income	27,000	26,415	34,655	17,826	21,527
Other income (expense):
Interest expense	(1,055)	(1,507)	(3,109)	(781)	(792)
Gain on sale of operations, net	2,519	996	314	—	—
Other income (expense), net	(1,513)	3,219	4,171	388	1,289

Total other income (expense)	(49)	2,708	1,376	(393)	497
Income from continuing operations before income tax expense	26,951	29,123	36,031	17,433	22,024
Income tax expense	11,814	7,945	14,525	7,225	8,788

Income from continuing operations	15,137	21,178	21,506	10,208	13,236
Loss from operations of discontinued operations, net of tax	(547)	(5,259)	(6,383)	(1,962)	(1,385)
Gain (loss) on disposal of discontinued operations, net of tax	726	132	3,550	(109)	167

Net income	$15,316	$16,051	$18,673	$8,137	$12,018

							Three Months Ended
	Year Ended December 31,						March 31,
	2003		2004		2005		2005	2006
	(In thousands, except per share data)

Basic weighted average common shares	90,400		79,217		74,448		75,738	74,849
Diluted weighted average common shares	92,762		81,477		76,827		77,718	77,354
Basic earnings (loss) per share:
Continuing operations	$0.17		$0.27		$0.29		$0.13	$0.18
Discontinued operations	—		(0.07)		(0.04)		(0.02)	(0.02)

Net income	$0.17		$0.20		$0.25		0.11	0.16

Diluted earnings (loss) per share:
Continuing operations	$0.16		$0.26		$0.28		$0.13	$0.17
Discontinued operations	0.01		(0.06)		(0.04)		(0.03)	(0.01)

Net income	$0.17		$0.20		$0.24		$0.10	$0.16

Other Data:
Total assets	$402,145		$414,174		$454,584		$474,735	$501,044
Long-term debt(1)	$14,984		$55,397		$33,425		$69,395	$63,927
Total liabilities	$124,307		$167,677		$199,923		$219,852	$226,442
Total stockholders’ equity	$277,838		$246,497		$254,661		$254,883	$274,602
Ratio of earnings to fixed charges(2)	3.4	x	3.4	x	3.6	x	—	7.0x

(1)	Includes long term portion of bank debt, capitalized leases and accrued earn-out payments.

(2)	The ratio of earnings to fixed charges was 1.1x and 2.2x for the years ended December 31, 2001 and 2002, respectively.

RISK FACTORS

An investment in the Notes involves a high degree of risk. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of the Notes and our common stock could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere contained or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Relating to Our Business

A reversal of or decline in the current trend of outsourcing business services may have a material adverse effect on our business, financial condition and results of operations.

Our business and growth depend in large part on the trend toward outsourcing business services of various types. We cannot assure you that this trend will continue in the segments in which we operate. Current and potential customers may elect to perform these services with their own employees. A significant reversal of, or a decline in, this trend would have a material adverse effect on our business, financial condition and results of operations.

We may be more sensitive to revenue fluctuations than other companies, which could result in fluctuations in the market price of our common stock.

A substantial majority of our operating expenses such as personnel and related costs, depreciation and rent, are relatively fixed in the short term. As a result, we may not be able to quickly reduce costs in response to any decrease in revenue. For example, any decision by a significant client to delay or cancel our services may cause significant variations in operating results and could result in losses for the applicable quarters. Additionally, the general condition of the United States economy has and will continue to affect our business. Potential new clients may defer from switching service providers when they believe economic conditions are unfavorable. Any of these factors could cause our quarterly results to be lower than expectations of securities analysts and stockholders, which could result in a decline in the price of our common stock.

Payments on accounts receivable or notes receivable may be slower than expected, and amounts due on receivables or notes may not be fully collectible.

Professional services firms often experience higher average accounts receivable days outstanding compared to many other industries. If collections become slower, our liquidity may be adversely impacted. We monitor the aging of receivables regularly and make assessments of the ability of our customers to pay amounts due. We provide for potential bad debts each month and recognize additional reserves against bad debts as we deem it appropriate. Notwithstanding these measures, our customers may face unexpected circumstances that adversely impact their ability to pay their trade receivables or note obligations to us and we may face unexpected losses as a result.

We are dependent on our executive officers and other key employees, the loss of any of whom may damage or result in the loss of client relationships and adversely affect our business.

Our success depends in large part upon the abilities, business generation capabilities and project execution skills of our executive officers and key employees, such as our business unit presidents. In particular, our business unit presidents’ personal relationships with our clients are a critical element of obtaining and maintaining client engagements. Losing employees who manage substantial client relationships or possess substantial experience or expertise could adversely affect our ability to secure and complete engagements, which would adversely affect our results of operations. In addition, if any of our key employees were to join an existing competitor or form a competing company, some of our clients could choose to use the services of that competitor instead of our services. While we generally enter into employment agreements and non-competition agreements with key personnel, courts are at times reluctant to enforce non-competition agreements. In addition, we do not have employment contracts with several of our executive officers, including our Senior Vice President of Financial Services and Senior Vice President of Employee Services.

Restrictions imposed by independence requirements and conflict of interest rules may limit our ability to provide services to clients of the attest firms with which we have contractual relationships and the ability of those firms to provide attestation services to clients of ours.

Restrictions imposed by independence requirements and state accountancy laws and regulations preclude us from rendering audit and attest services (other than internal audit services). As such, we maintain joint-referral relationships and ASAs with independent licensed CPA firms under which audit and attest services may be provided to our clients by those CPA firms. These firms are owned by licensed CPAs, a vast majority of whom are employed by our subsidiaries.

Under these ASAs, we provide a range of services to the CPA firms, including (but not limited to): administrative functions such as office management, bookkeeping, and accounting; preparing marketing and promotion materials; providing office space, computer equipment, and systems support; and leasing administrative and professional staff. Services are performed in exchange for a fee. Fees earned by us under the ASAs are recorded as revenue in the accompanying consolidated statements of operations. In the event that accounts receivable and unbilled work in process become uncollectible by the CPA firms, the service fee due to us is reduced on a pro-rata basis.

With respect to CPA firm clients that are required to file audited financial statements with the SEC, the SEC staff views us and the CPA firms with which we have contractual relationships as a single entity in applying independence rules established by the accountancy regulators and the SEC. Accordingly, we do not hold any financial interest in an SEC-reporting attest client of an associated CPA firm, enter into any business relationship with an SEC-reporting attest client that the CPA firm performing an audit could not maintain, or sell any non-audit services to an SEC-reporting attest client that the CPA firm performing an audit could not maintain, under the auditor independence limitations set out in the Sarbanes-Oxley Act of 2002 and other professional accountancy independence standards. Applicable professional standards generally permit the ATA practice group to provide additional services to privately-held companies, in addition to those services which may be provided to SEC-reporting attest clients of an associated CPA firm. We and the CPA firms with which we are associated have implemented policies and procedures designed to enable us to maintain independence and freedom from conflicts of interest in accordance with applicable standards. Given the pre-existing limits set by us on our relationships with SEC-reporting attest clients of associated CPA firms, and the limited number and size of such clients, the imposition of Sarbanes-Oxley Act independence limitations did not and is not expected to materially affect our revenues.

We cannot assure you that following the policies and procedures implemented by us and the attest firms will enable us and the attest firms to avoid circumstances that would cause us and them to lack independence from an SEC-reporting attest client; nor can we assure you that the American Institute of Certified Public Accountants or state accountancy authorities will not extend current restrictions on the profession to include private companies. To the extent that licensed CPA firms for whom we provide administrative and other services are affected, we may experience a decline in fee revenue from these businesses as well. To date, revenues derived from providing services in connection with attestation engagements of the attest firms performed for SEC-reporting clients have not been material.

Governmental regulations and interpretations are subject to changes.

We cannot be sure that future laws and regulations will provide the same or similar opportunities for us to provide business consulting and management services to businesses and individuals. Changes in laws and regulations, or the interpretation thereof, often result in changes in the amount or the type of business services required by businesses and individuals. For example, state insurance regulators have conducted inquiries, including inquiries of us that are ongoing, to clarify the nature of compensation arrangements within the insurance brokerage industry. Future regulatory action may limit or eliminate our ability to enhance revenue through all current compensation arrangements, and may result in a diminution of future insurance brokerage revenue from these sources. Accordingly, our ability to continue to operate in some states may depend on our flexibility to modify our operational structure in response to these changes in regulations.

We are subject to risks relating to processing customer transactions for our payroll, medical practice management, property tax management, and other transaction processing businesses.

The high volume of client funds and data processed by us in our transaction related businesses entails risks for which we may be held liable if the accuracy or timeliness of the transactions processed is not correct. We could incur significant legal expense to defend any claims against us, even those claims without merit. Defending lawsuits arising out of any of our services could require substantial amounts of management attention, which could affect management’s focus on operations, adversely affect our financial performance and result in increased insurance costs. While we carry insurance against these potential liabilities, we cannot be certain that circumstances surrounding such an error would be entirely reimbursed through insurance coverage. If we are unable effectively to manage these risks, our business, financial condition and results of operations may be harmed.

We are subject to risk as it relates to software that we license from third parties.

We license software from third parties, much of which is integral to our systems and our business. The licenses are terminable if we breach our obligations under the license agreements. If any of these relationships were terminated or if any of these parties were to cease doing business or cease to support the applications we currently utilize, we may be forced to spend significant time and money to replace the licensed software. However, we cannot assure you that the necessary replacements will be available on reasonable terms, if at all.

We could be held liable for errors and omissions which could adversely affect our reputation and business.

All of our professional business services entail an inherent risk of professional malpractice and other similar claims. In addition to defense costs and liability exposure, malpractice claims may produce negative publicity that could hurt our reputation and business. In addition, although we believe that our errors and omissions insurance coverage is adequate, we cannot be certain that actual future claims or related legal expenses would not exceed the coverage amounts. In addition, we cannot be certain that the different insurance carriers which provide errors and omissions coverage for different lines of our business will not dispute their obligation to cover a particular claim. If we have a large claim, or a large number of claims, on our insurance, the rates for our insurance may increase, and amounts expended in defense or settlement of these claims prior to exhaustion of deductible or self-retention levels may become significant, but contractual arrangements with clients may constrain our ability to incorporate those increases into service fees. Insurance rate increases, disputes by carriers over coverage questions, payments by us within deductible or self-retention limits, as well as any underlying claims or settlement of such claims, could have a material adverse effect on our business, financial condition and results of operations.

Our principal stockholders may have substantial control over our operations.

As of March 24, 2006, the stockholders identified below owned the following aggregate amounts and percentages of our common stock, including shares that may be acquired by exercising options:

•	approximately 15.3 million shares, representing 20.2% of all our outstanding common stock, were owned by Michael G. DeGroote;

•	approximately 5.8 million shares, representing 7.7% of all our outstanding common stock, were owned by Cardinal Capital Management LLC;

•	approximately 5.1 million shares, representing 6.8% of all our outstanding common stock, were owned by Dimensional Fund Advisors Inc.;

•	approximately 29.2 million shares, representing 38.4% of all our outstanding common stock, were owned by our executive officers, directors, and the foregoing as a group.

Because of their stock ownership, these stockholders may exert substantial influence over actions that require the consent of a majority of our outstanding shares, including the election of directors. Our share repurchase activities may serve to increase the ownership percentage of these individuals and therefore increase the influence they may exert, if they do not participate in these share repurchase transactions.

We have shares eligible for future sale that could adversely affect the price of our common stock.

Future sales or issuances of common stock, or the perception that sales could occur, could adversely affect the market price of our common stock and dilute the percentage ownership held by our stockholders. We have authorized 250 million shares, and have issued and outstanding approximately 76 million shares at March 31, 2006. More than 47 million of these shares have been issued in connection with acquisitions. As part of many acquisition transactions, shares are contractually restricted from sale for periods up to two years, and as of March 31, 2006, approximately 460,159 shares of common stock were under lock-up contractual restrictions. We cannot be sure when sales by holders of our stock will occur, how many shares will be sold or the effect that sales may have on the market price of our common stock. As of March 31, 2006, we also have registered under the Securities Act of 1933, 15 million shares of our common stock, most of which remain available to be offered from time to time by us in connection with acquisitions under our acquisition shelf registration statement.

We are reliant on information processing systems.

Our ability to provide business services depends on our capacity to store, retrieve, process and manage significant databases, and expand and upgrade periodically our information processing capabilities. Interruption or loss of our information processing capabilities through loss of stored data, breakdown or malfunctioning of computer equipment and software systems, telecommunications failure, or damage caused by fire, tornadoes, lightning, electrical power outage, or other disruption could have a material adverse effect on our business, financial condition and results of operations. Although we have disaster recovery procedures in place and insurance to protect against such contingencies, we cannot be sure that insurance or these services will continue to be available at reasonable prices, cover all our losses or compensate us for the possible loss of clients occurring during any period that we are unable to provide business services.

We may not be able to acquire and finance additional businesses which may limit our ability to pursue our business strategy.

We acquired three businesses during 2005, two in January 2006, and one in April 2006. It is our intention to selectively acquire businesses that are complementary in building out our service offerings in our target markets. However, we cannot be certain that we will be able to continue identifying appropriate acquisition candidates and acquire them on satisfactory terms. We cannot assure you that acquisitions, even if completed, will perform as expected or will contribute significant synergies, revenues or profits. In addition, we may also face increased competition for acquisition opportunities, which may inhibit our ability to complete transactions on terms that are favorable to us. There are certain provisions under our existing credit facility that may limit our ability to acquire additional businesses. To the extent we are unable to find suitable acquisition candidates, an important component of our growth strategy may not be realized.

The business services industry is competitive and fragmented. If we are unable to compete effectively, our business, financial condition and results of operations may be harmed.

We face competition from a number of sources in both the business services industry and from specialty insurance agencies. Competition in both industries has led to consolidation. Many of our competitors are large companies that may have greater financial, technical, marketing and other resources than us. In addition to these large companies and specialty insurance agencies, we face competition in the business services industry from in-house employee services departments, local business services companies and independent consultants, as well as from new entrants into our markets. We cannot assure you that, as our industry continues to evolve, additional competitors will not enter the industry or that our clients will not choose to conduct more of their business services internally or through alternative business services providers. Although we intend to monitor industry trends and respond accordingly, we cannot assure you that we will be able to anticipate and successfully respond to such trends in a timely manner. We cannot be certain that we will be able to compete successfully against current and future competitors, or that competitive pressure will not have a material adverse effect on our business, financial condition and results of operations.

Risks Related to the Notes

We may incur additional indebtedness.

The indenture governing the Notes does not prohibit us from incurring substantial additional indebtedness in the future, which may rank senior or equal in right of payment with the Notes. We are also permitted to incur additional secured debt that would be senior in right of payment to these Notes. The indenture governing these Notes also permits unlimited additional borrowings by our subsidiaries that could be effectively senior to the Notes. In addition, the indenture does not contain any restrictive covenants limiting our ability to pay dividends, make any payments on junior or other indebtedness or otherwise limit our financial condition.

We may not have sufficient cash to repurchase the Notes at the option of the holder or on a fundamental change or to pay the cash payable on a conversion, which may increase your credit risk. Your right to require us to repurchase your Notes upon a fundamental change may not protect you upon the occurrence of certain events that might adversely affect our financial condition or business operations.

Our failure to repurchase tendered Notes at a time when the repurchase is required by the indenture or to pay any cash payable on a conversion of the Notes would constitute a default under the indenture. A default under the indenture or a fundamental change could lead to a default under our credit agreement or other existing and future agreements governing our indebtedness. In that event, the subordination provision of the Notes likely would prevent us from paying the Notes. On June 1, 2011, 2016 and 2021, holders of the Notes have the right to require us to repurchase for cash all or any portion of their Notes at 100% of their principal amount plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but not including the date of repurchase. On a fundamental change, subject to certain conditions, we will be required to make an offer to repurchase for cash all outstanding Notes at 100% of their principal amount plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but not including the date of repurchase. However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of tendered Notes or settlement of converted Notes. Our credit agreement limits our ability to repurchase the Notes if our leverage exceeds a specific ratio. Any credit facility in place at the time of a repurchase or conversion of the Notes may also limit our ability to use borrowings to pay any cash payable on a repurchase or conversion of the Notes and may prohibit us from making any cash payments on the repurchase or conversion of the Notes if a default or event of default has occurred under that facility without the consent of the lenders under that credit facility. Our failure to purchase the Notes in those situations would be a default under the indenture and would likely cause a default under our other indebtedness. In that case, the subordination provisions would likely prohibit payments on the Notes.

In addition, the term “fundamental change” is limited to certain specified transactions and does not include other events that might adversely affect our financial condition or business operations. The provisions of the indenture which require us to repurchase Notes tendered to us by holders of the Notes upon the occurrence of a fundamental change would not necessarily protect holders of the Notes if highly leveraged or other transactions involving us occur that may affect holders adversely. We could, in the future, enter into transactions, including certain recapitalizations, that would not constitute a fundamental change with respect to the fundamental change repurchase feature of the Notes but that would increase the amount of our (or our subsidiaries’) outstanding indebtedness.

The Notes are subordinated to our senior indebtedness, and our ability to make payments on the Notes, including on conversion, may be limited by our credit facility and other senior indebtedness.

The Notes are our general unsecured obligations and are subordinated in right of payment to any of our obligations under our “Senior Indebtedness” (as defined under “Description of the Notes — Subordination”) including our existing credit facility, as supplemented, amended, modified, refinanced or replaced at any time or from time to time. If we make a payment or distribution of our assets to our creditors or if there is a total or partial liquidation or we are dissolved or we file for bankruptcy, receivership, or similar proceeding, the holders of the Senior Indebtedness will be paid in full before the holders of Notes would receive any payment with respect to the Notes. Until the Senior Indebtedness is paid in full, there would be no distribution to the holders of the Notes. In addition, we may not make any payments on the Notes, including payments of cash on conversion of the Notes and payments on exercise of any repurchase rights granted to the holders, in the event of payment defaults or other specified defaults on certain Senior Indebtedness. At March 31, 2006, our Senior Indebtedness totaled approximately $63.3 million (which excludes letters of credit in the amount of $4.4 million). Under the indenture, we will deliver cash upon conversion of the Notes equal to at least the lesser of the principal amount of the Notes or the conversion value. As a result of the subordination provisions of the indenture, there could be situations when we will be prohibited from making payments on the Notes upon conversion, which would be a default under the indenture. That default could cause a default under our Senior Indebtedness. In such event, the subordination provisions of the indenture would make it likely that you would not be paid.

The Notes are effectively subordinated to existing and future indebtedness and other liabilities of our subsidiaries.

Because we operate primarily through our direct and indirectly owned subsidiaries, we derive all our revenues from and hold substantially all of our assets through, these subsidiaries. As a result, we rely on distributions and advances from our subsidiaries in order to meet our payment obligations under the Notes and our other obligations. The Notes are only our obligation and are not guaranteed by our subsidiaries. Substantially all of our subsidiaries serve as guarantors with respect to our existing credit facility. Creditors of each of our subsidiaries, including trade creditors, generally will have priority with respect to the assets and earnings of the subsidiary over the claims of our creditors, including holders of the Notes. The Notes, therefore, are effectively subordinated to the claims of creditors, including trade creditors, of our subsidiaries. In addition, our rights and the rights of our creditors, including the holders of the Notes, to participate in the assets of a subsidiary during its liquidation or reorganization are effectively subordinated to all existing and future liabilities of that subsidiary.

We may depend on the cash flows of our subsidiaries in order to satisfy our obligations under the Notes.

If our subsidiaries are unable to pay us dividends or otherwise make payments to us, we will not be able to make debt service payments on the Notes. We are a holding company and conduct most of our operations through our subsidiaries. Our operating cash flows and consequently our ability to service our debt, including the Notes, is therefore principally dependent upon our subsidiaries’ earnings and their distributions of those earnings to us and may also be dependent upon loans, advances or other payments of funds to us by those subsidiaries. Our subsidiaries are separate legal entities and have no obligation, contingent or otherwise, to pay any amount due pursuant to the Notes or to make any funds available for that purpose. Our subsidiaries’ ability to make payments may be subject to the availability of sufficient surplus funds, the terms of such subsidiaries’ indebtedness, the terms of our credit facility, applicable laws and other factors.

The additional shares of common stock payable on any Notes converted in connection with specified corporate transactions may not adequately compensate you for any loss you may experience as a result of such specified corporate transactions.

If certain specified corporate transactions occur on or before June 6, 2011, we will under certain circumstances increase the conversion rate on Notes converted in connection with the specified corporate transaction by a number of additional shares of common stock. The number of additional shares of common stock will be determined based on the date on which the specified corporate transaction becomes effective and the price paid per share of our common stock in the specified corporate transaction as described under “Description of the Notes — Conversion Procedures — Make-Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control.” The additional shares of common stock issuable on conversion of the Notes in connection with a specified corporate transaction may not adequately compensate you for any loss you may experience as a result of such specified corporate transaction. If the specified corporate transaction occurs after June 6, 2011 or if the price paid per share of our common stock in the specified corporate transaction is less than the common stock price at the date of issuance of the Notes or above a specified price, there will be no increase in the conversion rate. In addition, in certain circumstances on a fundamental change arising from our acquisition by a public company, we may elect to adjust the conversion rate as described under “Description of the Notes — Conversion Procedures — Conversion Rate Adjustment” and, if we so elect, holders of Notes will not be entitled to the increase in the conversion rate determined as described above.

Our obligation to adjust the conversion rate in connection with specified corporate transactions could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

The conversion rate of the Notes may not be adjusted for all dilutive events.

The conversion rate of the Notes is subject to adjustment for certain events, including but not limited to the issuance of stock dividends on our common stock, the issuance of rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, certain cash dividends and certain tender or exchange offers as described under “Description of the Notes — Conversion Rights.” The conversion rate will not be adjusted for other events, such as an issuance of common stock for cash, that may adversely affect the trading price of the Notes or the common stock. There can be no assurance that an event that adversely affects the value of the Notes, but does not result in an adjustment to the conversion rate, will not occur.

You should consider the U.S. federal income tax consequences of owning the Notes.

Under the indenture governing the Notes, we and each holder of a Note have agreed to treat the Notes for U.S. federal income tax purposes as indebtedness that is subject to the Treasury regulations governing contingent payment debt instruments.

Consequently, despite some uncertainty as to the proper application of these regulations, even if we do not pay any contingent interest on the Note, generally you will be required to accrue interest income at a constant rate of 9.0% per year (subject to certain adjustments), compounded semi-annually, which represents the estimated yield on our comparable nonconvertible, fixed-rate debt instruments with terms and conditions otherwise similar to the Notes. The amount of interest that you will be required to include in income for each year generally will be in excess of the stated interest payments on the Notes (including any contingent interest payments) for that year.

You will recognize gain or loss on the sale, exchange, conversion, redemption or repurchase of a Note in an amount equal to the difference between the amount realized, including the fair market value of any of our common stock received, and your adjusted tax basis in the Note. Any gain recognized by you on the sale, exchange, conversion, redemption or repurchase of a Note will be treated as ordinary interest income; any loss will be ordinary loss to the extent of interest previously included in income and thereafter will be treated as capital loss.

You may in certain situations be deemed to have received a distribution subject to U.S. federal income tax as a dividend in the event of a taxable dividend distribution to holders of common stock or in certain other situations requiring a conversion rate adjustment. For Non-U.S. Holders (as defined below under “Material U.S. Federal Income Tax Considerations — Tax Consequences to Non-U.S. Holders”), this deemed distribution may be subject to U.S. federal withholding tax requirements.

Our interest deductions attributable to the Notes may be deferred, limited or eliminated under certain conditions.

The Code (as defined below under “Material U.S. Federal Income Tax Considerations — General”) prescribes certain tax rules that are applicable to high yield discount obligations. These rules generally apply to debt instruments with more than a de minimis amount of original issue discount that have a yield to maturity that equals or exceeds an amount equal to the applicable federal rate plus five percent. The manner of application of these rules to an instrument such as the Notes is subject to significant legal and factual uncertainty. Although we believe that the yield to maturity of the Notes is less than the threshold for application of such rules no assurances can be given that the IRS (as defined below under “Material U.S. Federal Income Tax Considerations — General”) or a court will concur with this determination. If the IRS takes a contrary position and a court sustains the IRS’ position, our tax deductions might be severely diminished with a resulting adverse effect on our cash flow and ability to service the Notes.

In addition, we believe that the Notes are subject to the contingent payment debt instrument regulations in a manner described in the projected payment schedule. See “Material U.S. Federal Income Tax Considerations.” This conclusion is subject to complex factual and legal uncertainty and is not binding on the IRS or the courts. If the IRS takes a contrary position and a court sustains the IRS’ position, our tax deductions would be severely diminished with a resulting adverse effect on our cash flow and ability to service the Notes.

Under the Code, no deduction is allowed for interest expense in excess of $5 million on convertible subordinated indebtedness incurred to acquire stock or assets of another corporation reduced by any interest paid on other obligations which have provided consideration for an acquisition of stock in another corporation. If a significant portion of the proceeds from the issuance of the Notes by us to the initial purchaser on May 30, 2006, either alone or together with other debt proceeds, were used for a domestic acquisition and the Notes and other debt, if any, were deemed subordinated to certain trade creditors or were expressly subordinated to a substantial amount of unsecured creditors of the affiliated group, interest deductions for tax purposes in excess of $5 million on that debt reduced by any interest paid on other obligations which have provided consideration for an acquisition of stock in another corporation would be disallowed. This would adversely impact our cash flow and our ability to pay down the Notes.

You may have to pay taxes with respect to distributions on our common stock that you do not receive.

The conversion rate of the Notes is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other actions by us that modify our capital structure. See “Description of the Notes — Conversion Rights — Conversion Rate Adjustments.” If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be required to include an amount in income for federal income tax purposes, notwithstanding the fact that you do not actually receive such distribution. The amount that you would have to include in income will generally be equal to the amount of the distribution that you would have received if you had converted your Notes into our common stock. In addition, Non-U.S. Holders of Notes may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. See “Material U.S. Federal Income Tax Considerations.”

There is no established trading market for the Notes.

There is no established trading market for the Notes. Although the Notes issued in the initial private placement are eligible for trading in The PORTAL Market, the Notes sold pursuant to this prospectus will no longer be eligible for trading on The PORTAL Market. We do not intend to apply for listing of the Notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. As a result, an active trading market for the Notes may not develop. If an active trading market does not develop or is not maintained, the market price and liquidity of the Notes may be adversely affected. In that case, you may not be able to sell your Notes at a particular time or you may not be able to sell your Notes at a favorable price. Future trading prices of the Notes will depend on many factors, including:

•	our operating performance and financial condition;

•	the interest of securities dealers in making a market; and

•	the market for similar securities.

Historically, the markets for non-investment grade debt securities have been subject to disruptions that have caused volatility in prices. It is possible that the markets for the Notes will be subject to disruptions. Any such disruptions may have a negative effect on a holder of the Notes, regardless of our prospects and financial performance.

Any adverse rating of the Notes may cause their trading price to fall.

If Moody’s Investors Service, Standard & Poor’s or another rating service rates the Notes and if any of such rating services lowers its rating on the Notes below the rating initially assigned to the Notes or otherwise announces its intention to put the Notes on credit watch, the trading price of the Notes could decline.

The trading prices for the Notes will be directly affected by the trading prices for our common stock, which are impossible to predict.

The price of our common stock could be affected by possible sales of our common stock by investors who view the Notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that may develop involving our common stock. The hedging or arbitrage could, in turn, affect the trading prices of the Notes.

The conditional conversion feature of the Notes could result in you not receiving the value of the common stock into which the Notes are convertible.

The Notes are convertible into cash and shares of common stock, if any, only if specific conditions are met. If the specific conditions for conversion are not met, you may not be able to receive the value of the common stock into which your Notes would otherwise be convertible.

On conversion of the Notes, you may receive less proceeds than expected because the value of our common stock may decline after you exercise your conversion right.

The conversion value that you will receive on conversion of your Notes in cash is determined by the average of the last reported sale prices of our common stock for the twenty trading days beginning on the second trading day after the day the Notes are tendered for conversion, or in the case of conversions within twenty days prior to the redemption or maturity, beginning on the second trading day after the date of redemption or maturity. Accordingly, if the price of our common stock decreases after you tender your Notes for conversion, the conversion value you will receive may be adversely affected, and if the price at the end of such period is below the average, the value of the cash and shares delivered may be less than the conversion value.

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the Notes.

The issuance and sales of substantial amounts of common stock, or the perception that issuances and sales may occur, could adversely affect the trading price of the Notes and the market price of our common stock. In the future, we may sell additional shares of our common stock to raise capital. In addition, shares of our common stock are reserved for issuance on the exercise of stock options and on conversion of the Notes. As of March 31, 2006, we also have registered under the Securities Act, 15 million shares of our common stock, most of which remain available to be offered from time to time by us in connection with acquisitions under our acquisition shelf registration statement. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock.

Volatility in the market price of our common stock could result in a lower trading price than your conversion or purchase price and could adversely impact the trading price of the Notes.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock may be affected adversely by factors such as actual or anticipated changes in our operating results, acquisition activity, the impact of international markets, changes in financial estimates by securities analysts, general market conditions, rumors and other factors. The decrease in the market price of our common stock would likely adversely impact the trading price of the Notes.

Absence of dividends could reduce our attractiveness to investors, which could depress the price of the common stock into which the Notes are convertible.

We have not declared or paid cash dividends on our common stock since 1995 and do not intend to pay dividends in the foreseeable future. In addition, our credit facility does not permit us to declare or make any dividend payments. We intend to retain future earnings to finance the ongoing operations and growth of the business. As a result, our common stock may be less attractive to certain investors than the stock of dividend-paying companies.

If you hold Notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold Notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting the common stock. You will have rights with respect to our common stock only if and when we deliver shares of common stock to you upon conversion of your Notes and, in limited cases, under the conversion rate adjustments applicable to the Notes. For example, in the event that an amendment is proposed to our Restated Certificate of Incorporation or Bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of common stock to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

USE OF PROCEEDS

The securities to be offered and sold using this prospectus will be offered and sold by the selling securityholders. We will not receive any proceeds from the sale by the selling securityholders of Notes or shares of common stock issued upon the conversion of Notes offered by this prospectus.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock is quoted on The Nasdaq National Market under the trading symbol “CBIZ.” The following table shows, for the periods indicated, the high and the low sales prices of our common stock as quoted on The Nasdaq National Market. The market price for our common stock may continue to be subject to wide fluctuations in response to a variety of factors, some of which are beyond our control. See “Risk Factors — Risks Related to out Common Stock.”

	Price Range of Common Stock
	High	Low

Fiscal Year Ended December 31, 2004
First Quarter	$5.15	$3.34
Second Quarter	5.12	4.00
Third Quarter	4.95	3.85
Fourth Quarter	4.74	4.06
Fiscal Year Ended December 31, 2005
First Quarter	4.60	3.89
Second Quarter	4.22	3.30
Third Quarter	5.10	3.92
Fourth Quarter	6.90	4.77
Fiscal Year Ending December 31, 2006
First Quarter	8.09	5.71
Second Quarter	9.00	6.74
Third Quarter (through July 18, 2006)	7.53	6.58

On July 18, 2006, the last reported sale price for our common stock as reported on The Nasdaq National Market was $6.91 per share. We encourage you to obtain current market quotations for our common stock before deciding whether to purchase our Notes pursuant to this offering.

As of March 31, 2006, there were 75,957,422 shares of our common stock outstanding, held by approximately 1,212 stockholders of record.

We have not paid cash dividends on our common stock since April 27, 1995, and do not anticipate paying cash dividends in the foreseeable future. Our Board of Directors, which we refer to as the Board, has discretion over the payment and level of dividends on our common stock. Our Board’s decision is based, among other things, on results of operations and financial condition. In addition, our credit facility does not permit us to declare or make any dividend payments, other than dividend payments made by one of our wholly owned subsidiaries to us and dividend payments made by one of our less than wholly owned subsidiaries to us and the minority stockholders of that less than wholly owned subsidiary on a pro rata basis. We currently intend to retain future earnings to finance ongoing operations and the growth of our business. Any future determination as to dividend policy will be made at the discretion of the Board and will depend on a number of factors, including future earnings, capital requirements, financial condition and future prospects, limitations on dividend payments pursuant to credit or other agreements and such other factors as the Board may deem relevant.

CAPITALIZATION

The following table sets forth, as of March 31, 2006, our cash and capitalization on an actual basis and on an as adjusted basis to give effect to the receipt by us of net proceeds in the amount of approximately $97.0 million from the sale of the Notes to the initial purchaser on May 30, 2006, and the application of (i) approximately $52.5 million of the net proceeds to repurchase approximately 6.6 million shares of our common stock and (ii) the remaining net proceeds to reduce the indebtedness outstanding under our existing credit facility. You should read the following information in connection with our consolidated financial statements and related notes, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this prospectus from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

You should read this table in connection with our consolidated financial statements and the notes to those statements, which are incorporated by reference in this prospectus.

	As of March 31, 2006
	Actual	As Adjusted
	(Unaudited, in thousands)

Cash and cash equivalents:	$2,919	2,919

Debt:
Bank debt	61,200	16,700
Other Senior Indebtedness	2,085	2,085
Notes offered hereby	—	100,000

Total Indebtedness	63,285	118,785

Stockholders’ equity:
Common stock, par value $0.01 per share; shares authorized 250,000; shares issued 100,517,251; shares outstanding 75,957,422(1)	1,005	1,005
Additional paid-in capital	458,641	458,641
Accumulated deficit	(82,696)	(82,696)
Treasury stock	(102,317)	(154,817)
Accumulated other comprehensive loss	(31)	(31)

Total stockholders’ equity	274,602	222,102

Total debt and stockholders’ equity	337,887	340,887

(1)	The number of shares of common stock to be outstanding after this offering does not reflect any repurchases of stock with proceeds of the offering and excludes:

•	4,933,027 shares of common stock reserved for issuance upon the conversion of outstanding stock options under our stock option plan as of March 31, 2006; and

•	the shares of common stock issuable upon conversion of the Notes sold in this offering.

DESCRIPTION OF THE NOTES

We have summarized provisions of the Notes below. It is important for you to consider the information contained in this prospectus before making your decision to invest in the Notes.

We issued the Notes under an indenture, dated as of May 30, 2006, between us and U.S. Bank National Association, as trustee. The Notes and the shares of our common stock issuable on conversion of the Notes are covered by a registration rights agreement, dated as of May 30, 2006, pursuant to which the registration statement of which this prospectus is a part is being filed. Each holder may request a copy of the indenture and the registration rights agreement from us.

The following description is a summary of the material provisions of the Notes, the indenture and the registration rights agreement and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes and the indenture, including the definitions of certain terms used in the indenture, and to all provisions of the registration rights agreement. Wherever particular provisions or defined terms of the indenture or the Notes are referred to, these provisions or defined terms are incorporated in this prospectus by reference. We urge you to read the indenture because it, and not this description, defines each holder’s rights as a holder of the Notes.

As used in this “Description of the Notes” section, references to “CBIZ,” the “company,” “we,” “us” and “our” refer only to CBIZ, Inc., and do not include its subsidiaries.

General

The Notes mature on June 1, 2026 unless earlier converted, redeemed or repurchased. Each holder has the option, subject to certain qualifications and the satisfaction of certain conditions and during the periods described below, to convert its Notes into cash and shares, if any, of our common stock at an initial conversion rate of 94.1035 shares of common stock per $1,000 principal amount of Notes. This is equivalent to an initial conversion price of approximately $10.63 per share of common stock. The conversion rate is subject to adjustment if certain events occur. On a surrender of a holder’s Notes for conversion, we will deliver cash equal to the lesser of the aggregate principal amount of the Notes to be converted and our total conversion obligation. We will deliver cash or shares of our common stock or a combination thereof in respect of the remainder, if any, of our conversion obligation, as described below under “— Conversion Procedures — Payment on Conversion.” If we deliver shares of common stock on conversion of a Note, a holder will not receive fractional shares but a cash payment to account for any such fractional shares as described below. A holder will not receive any cash payment for interest (or contingent interest or additional amounts, if any) accrued and unpaid to the conversion date except as described under “— Interest” under the limited circumstances described below, including under “— Registration Rights” below.

If any interest payment date, maturity date, redemption date, repurchase date or settlement date (including on the occurrence of a fundamental change, as described below) falls on a day that is not a business day, then the required payment will be made on the next succeeding business day with the same force and effect as if made on the date that the payment was due, and no additional interest will accrue on that payment for the period from and after the interest payment date, maturity date, redemption date, repurchase date or settlement date (including on the occurrence of a fundamental change, as described below), as the case may be, to that next succeeding business day. As used in this prospectus, “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

No sinking fund is provided for the Notes and the Notes are not subject to defeasance. The Notes were issued only in denominations of $1,000 principal amount and integral multiples thereof. References to “a Note” or “each Note” in this prospectus refer to $1,000 principal amount of the Notes. The Notes are limited to $100.00 million aggregate principal amount.

Any reference to “common stock” means our common stock, par value $.01 per share.

Under the indenture governing the Notes, we and every holder agreed (in the absence of an administrative pronouncement or judicial ruling to the contrary), for U.S. federal income tax purposes, to treat the Notes as indebtedness that is subject to the special Treasury regulations governing contingent payment debt instruments, or the contingent debt regulations, and to be bound by our application of the contingent debt regulations to the Notes, including our determination of the rate at which interest will be deemed to accrue on the Notes, the related “projected payment schedule” determined by us, and our treatment of the fair market value of any of our common stock (and any cash) received upon conversion of a Note as a contingent payment. See “Material U.S. Federal Income Tax Considerations.”

Subordination

The Notes are our direct, unsecured, senior subordinated obligations. The payment of the principal of, interest on, and any cash due on conversion of, the Notes is subordinated in right of payment to the prior payment in full of our existing and future Senior Indebtedness on the terms set forth below. The Notes effectively rank junior to all of our existing and future secured Indebtedness to the extent of the collateral securing that Indebtedness. The Notes will be senior in right of payment to all of our future obligations, if any, that are designated as subordinated to the Notes.

The Notes are only our obligation and are not guaranteed by our subsidiaries. Creditors of each of our subsidiaries, including trade creditors, generally will have priority with respect to the assets and earnings of the subsidiary over the claims of our creditors, including holders of the Notes. The Notes, therefore, are effectively subordinated to the claims of creditors, including trade creditors, of our subsidiaries.

In addition, our rights and the rights of our creditors, including the holders of the Notes, to participate in the assets of a subsidiary during its liquidation or reorganization will be effectively subordinated to all existing and future liabilities of that subsidiary.

At March 31, 2006, after giving pro forma effect to the offering and the use of proceeds described in the offering memorandum, dated May 23, 2006, relating to the initial private placement of the Notes, we had $18.8 million of Senior Indebtedness on an unconsolidated basis (which excludes letters of credit in the amount of $4.4 million) and our subsidiaries had $281.9 million of liabilities on a combined consolidated basis.

Upon any payment or distribution of our assets to our creditors upon any dissolution, winding up, liquidation or reorganization, the holders of the Senior Indebtedness will be paid in full before the holders of the Notes would receive any payment with respect to the Notes. Until the Senior Indebtedness is paid in full, there would be no distribution to the holders of the Notes (except that the holders may receive shares of stock and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the Notes).

We may not make any payments on account of principal of, redemption of, interest on or any other amounts due with respect to the Notes, including, without limitation, any payments of cash on conversion or on the holders’ exercise of their fundamental change repurchase right, and no redemption, repurchase or other acquisition of the Notes may be made (except in our common stock or other securities into which the Notes are then convertible and certain subordinated debt obligations) if:

a) any principal, premium, if any, or interest with respect to Designated Senior Indebtedness is not paid within any applicable grace period (including at maturity), or

b) any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms,

unless, in either case,

•	the default has been cured or waived and such acceleration has been rescinded,

•	such Senior Indebtedness has been paid in full in cash, or

•	we and the trustee receive written notice approving such payment from the representatives of each issue of Designated Senior Indebtedness.

During any default (other than a default described in clause (a) or (b) above) on any Designated Senior Indebtedness under which the maturity of the Designated Senior Indebtedness may be accelerated without further notice (except any notice required to effect the acceleration) or the expiration of any applicable grace periods, we may not make payments on the Notes for a period (the “payment blockage period”) starting on our receipt and the trustee’s receipt of written notice of the election to effect a payment blockage period and ending 179 days thereafter. The payment blockage period may be terminated before its expiration by written notice by a representative of the holders of such Designated Senior Indebtedness to the trustee and to us from the person who gave the blockage notice, by repayment in full in cash of the Designated Senior Indebtedness with respect to which the blockage notice was given, or because the default giving rise to the payment blockage period is no longer continuing or has been waived. Unless the holders of the Designated Senior Indebtedness have accelerated the maturity of the Designated Senior Indebtedness, we may resume payments on the Notes after the expiration of the payment blockage period. Not more than one blockage notice may be given in any period of 360 consecutive days unless the first blockage notice within such 360-day period is given by or on behalf of holders of Designated Senior Indebtedness other than the Bank Indebtedness, in which case the representative of the Bank Indebtedness may give another blockage notice within such period. In no event, however, may the total number of days during which any payment blockage period or periods is in effect exceed 179 days in the aggregate during any period of 360 consecutive days. No default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee will be, or can be made, the basis for the commencement of a subsequent payment blockage period whether or not within a period of 360 consecutive days. After all Senior Indebtedness is paid in full and until the Notes are paid in full, holders of the Notes shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

If the trustee or any holder of the Notes receives any payment or distribution of our assets in contravention of the subordination provisions of the Notes or the indenture before all Senior Indebtedness is paid in full in cash or other payment satisfactory to holders of Senior Indebtedness, then such payment or distribution will be held in trust for the benefit of holders of Senior Indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of Senior Indebtedness of all unpaid Senior Indebtedness.

As a result of the subordination provisions, in the event of our bankruptcy or insolvency, our creditors who are holders of Senior Indebtedness, as well as certain of our general creditors, may recover ratably more than the holders of the Notes.

The indenture does not limit the amount of additional Indebtedness, including Senior Indebtedness or secured debt, which we can create, incur, assume or guarantee, nor does the indenture limit the amount of Indebtedness and other liabilities that any subsidiary can create, incur, assume or guarantee.

“Bank Indebtedness” means any and all amounts payable under or in respect of (i) the Credit Agreement, and (ii) any lines of credit and letters of credit of the Company, in each case, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP; and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease before the first date on which such lease may be terminated by the lessee without payment of a penalty.

“Credit Agreement” means the Credit Agreement dated as of February 13, 2006, among CBIZ, as Borrower, and the Lenders party thereto, as supplemented, amended, modified, refinanced or replaced at any time or from time to time.

“Designated Senior Indebtedness” means (i) the Bank Indebtedness and (ii) any other Senior Indebtedness the principal amount of which (or, in the case of a revolving credit, the commitments thereunder) is $15.0 million or more and that at the time of determination has been designated by us as “Designated Senior Indebtedness”.

“Indebtedness” means, with respect to any person on any date of determination (without duplication),

•	the indebtedness of such person for borrowed money;

•	the obligations of such person evidenced by bonds, debentures, notes or other similar instruments;

•	all Capitalized Lease Obligations of such person;

•	all obligations of such person to pay the deferred and unpaid purchase price of property or services (except trade payables);

•	all obligations of such person in respect of letters of credit, banker’s acceptances or other similar instruments or credit transactions (including reimbursement obligations with respect thereto), other than obligations with respect to letters of credit securing obligations (other than obligations described in the first four bullets above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn on or, if and to the extent drawn on, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit;

•	all Indebtedness of other persons secured by a lien on any asset of such person, whether or not such Indebtedness is assumed by such person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination or (B) the amount of such Indebtedness of such other person; and

•	all indebtedness of other persons to the extent guaranteed by such person.

The amount of Indebtedness of any person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, on the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

“Senior Indebtedness” means the principal of, premium, if any, interest, including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, our Indebtedness (including our existing credit facility), whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of the indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing. Senior Indebtedness does not include:

•	indebtedness that expressly provides that such indebtedness will not be senior in right of payment to the Notes or expressly provides that such indebtedness is on parity with or junior in right of payment to the Notes;

•	any indebtedness to any of our subsidiaries;

•	any liability for federal, state, local or other taxes owed or owing by us; and

•	indebtedness for trade payables or the deferred purchase price of assets or services incurred in the ordinary course of business.

Interest

The Notes bear interest at a rate of 3.125% per year. We will also pay contingent interest on the Notes in the circumstances described under “— Contingent Interest” and, if applicable, additional amounts in the circumstances described under “— Registration Rights.” Interest, including contingent interest and additional amounts, if any, shall be payable semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 2006. Interest on a Note, including contingent interest and additional amounts, if any, will be paid to the person in whose name the Note is registered at the close of business on the May 15 or November 15, as the case may be (each, a “record date”), immediately preceding the relevant interest payment date (whether or not such day is a business day); provided, however, that accrued and unpaid interest, including contingent interest and additional amounts, if any, payable on redemption or repurchase by us will be paid to the person to whom principal is payable, unless the redemption date or repurchase date, as the case may be, is after an interest record date and on or before the corresponding interest payment date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months and will accrue from May 30, 2006 or from the most recent date to which interest has been paid or duly provided for.

On conversion of a Note, a holder will not receive any cash payment of interest (including contingent interest and additional amounts, if any) unless, as described below, such conversion occurs between a record date and the interest payment date to which that record date relates or such conversion occurs during a registration default as described under “— Registration Rights” below in which case the holder will receive the additional amounts. If we deliver shares of common stock on surrender of a Note for conversion, we will not issue fractional shares of common stock. Instead, we will pay cash in lieu of fractional shares based on the last reported sale price of the common stock on the trading day immediately before the conversion date. Our delivery to a holder of the full amount of cash and/or shares of common stock as described below under “— Payment on Conversion,” together with any cash payment for any fractional share, will be deemed to satisfy our obligation to pay:

•	the principal amount of the Note; and

•	accrued but unpaid interest (including contingent interest, if any) to but excluding the conversion date.

As a result, accrued but unpaid interest (including contingent interest, if any) up to but excluding the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. For a general discussion of the U.S. federal income tax treatment on receipt of our common stock on conversion, see “Material United States Federal Income and Estate Tax Considerations.”

Despite the preceding paragraph, if Notes are converted after the close of business on a record date but before the opening of business on the interest payment date to which that record date relates, holders of such Notes at the close of business on the record date will receive the interest, including contingent interest and additional amounts, if any, payable on the Notes on the corresponding interest payment date despite the conversion. Such Notes, on surrender for conversion, must be accompanied by funds equal to the amount of interest (including contingent interest and additional amounts, if any) payable on the Notes so converted on the next succeeding interest payment date; provided that no such payment need be made (1) if we have specified a redemption date or a repurchase date relating to a fundamental change that is after a record date and on or before the next interest payment date or (2) to the extent of any overdue interest (and any contingent interest and additional amounts) if any such interest exists at the time of conversion with respect to such Note.

Contingent Interest

Beginning with the period commencing on June 6, 2011 and ending on December 1, 2011, and for each six month period thereafter, we will pay contingent interest on the interest payment date for the applicable interest period if the average trading price (as defined below) of the Notes during the five consecutive trading days ending three trading days before the applicable interest period (each such trading day during the five trading-day period called the “determination date”) equals or exceeds 120% of the principal amount of the Notes.

On any interest payment date when contingent interest is payable, the contingent interest payable per Note will equal 0.25% per year of the average trading price of such Note during the applicable five trading-day reference period.

We will notify the holders of the Notes on making the determination that they will be entitled to receive contingent interest with respect to any six-month interest period.

For purposes of this section, the “trading price” of the Notes on any date of determination means the average of the secondary market bid quotations per Note obtained by the bid solicitation agent for $5.0 million aggregate principal amount of the Notes at approximately 3:30 p.m., New York City time, on the determination date from three independent nationally recognized securities dealers we select, provided that if:

•	three such bids cannot reasonably be obtained by the bid solicitation agent, but two such bids are obtained, then the average of the two bids shall be used, and

•	only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used;

provided further if no bids are received or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes, then

•	for purposes of any determination of whether contingent interest is payable or of the amount of any contingent interest, the trading price of the Notes on any date of determination will equal (1) the applicable conversion rate of the Notes as of the determination date multiplied by (2) the average last reported sale price (as defined below under “— Conversion Rights — Conversion on Satisfaction of Sale Price Condition”) of our common stock on the five trading days ending on the determination date; and

•	for purposes of any determination of whether the condition to conversion of Notes described under “— Conversion Rights — Conversion on Satisfaction of Trading Price Condition” is satisfied, the trading price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the closing price of our common stock and the applicable conversion rate.

The bid solicitation agent will initially be the trustee. We may change the bid solicitation agent, but the bid solicitation agent may not be an affiliate of ours.

“Trading day” means a day during which trading in securities generally occurs on The Nasdaq Stock Market or, if our common stock is not quoted on The Nasdaq Stock Market, then a day during which trading in securities generally occurs on the principal U.S. securities exchange on which our common stock is listed or, if our common stock is not listed on a U.S. national or regional securities exchange, then on the principal other market on which our common stock is then traded or quoted.

Optional Redemption by CBIZ

Before June 6, 2011, the Notes will not be redeemable at our option. On or after June 6, 2011, we may redeem the Notes for cash in whole or in part at any time for a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest (including contingent interest and additional amounts, if any) up to but excluding the redemption date.

If the redemption date occurs after a record date and on or before an interest payment date, accrued and unpaid interest (including contingent interest and additional amounts, if any) shall be paid on such interest payment date to the record holder on the relevant record date.

We will provide not less than 30 nor more than 60 days’ notice of redemption by mail to each registered holder of Notes to be redeemed. If the redemption notice is given and funds are deposited as required, then interest will cease to accrue on and after the redemption date on those Notes or portions of Notes called for redemption.

Once we have called the Notes for redemption, Notes or portions of Notes will be convertible by the holder until the close of business on the business day before the redemption date unless we fail to pay the redemption price.

If we decide to redeem fewer than all of the outstanding Notes, the trustee will select the Notes to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the trustee considers fair and appropriate. If the trustee selects a portion of a holder’s Notes for partial redemption and the holder converts a portion of its Notes, the converted portion will be deemed to be from the portion selected for redemption.

We may not redeem the Notes if we have failed to pay any interest, including contingent interest and additional amounts on the Notes when due and such failure to pay is continuing.

Conversion Rights

General

Subject to the qualifications and the satisfaction of the conditions and during the periods described below, a holder may convert each of its Notes before the close of business on the business day immediately preceding the stated maturity into cash and shares, if any, of our common stock initially at a conversion rate of 94.1035 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $10.63 per share of common stock based on the issue price per Note). The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. A holder may convert fewer than all of its Notes so long as the Notes converted are an integral multiple of $1,000 principal amount. On a surrender of a holder’s Notes for conversion, we will deliver cash equal to the lesser of the aggregate principal amount of the Notes to be converted and our total conversion obligation. We will deliver cash or shares of our common stock or a combination thereof in respect of the remainder, if any, of our conversion obligation, as described below under “— Conversion Procedures — Payment on Conversion.” If we deliver shares of common stock on surrender of a Note for conversion, we will not issue fractional shares of common stock. Instead, we will pay cash in lieu of fractional shares based on the last reported sale price of the common stock on the trading day immediately before the conversion date.

A holder may convert its Notes in whole or in part only in the following circumstances, which are described in more detail below, and to the following extent:

•	on satisfaction of the sale price condition;

•	if the trading price of the Notes falls below a certain level;

•	once we have called the Notes for redemption; or

•	on the occurrence of specified corporate transactions.

We will notify holders by press release once the Notes have become convertible on any of the foregoing circumstances.

If we call a holder’s Notes for redemption, the holder may convert the Notes only until the close of business on the business day before the redemption date unless we fail to pay the redemption price. If a holder has already delivered a repurchase election with respect to a Note as described under either “— Repurchase of Notes by CBIZ at Option of Holder” or “— Repurchase of Notes by CBIZ at Option of Holder on a Fundamental Change,” it may not surrender that Note for conversion until it has withdrawn the repurchase election in accordance with the indenture.

If a holder converts Notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of our common stock on the conversion, unless the tax is due because a holder requests the shares to be issued or delivered to another person, in which case that holder will pay that tax.

Conversion on Satisfaction of Sale Price Condition

A holder may surrender its Notes for conversion during any fiscal quarter after the fiscal quarter ending June 30, 2006 (and only during such quarter) if the last reported sale price per share of our common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous fiscal quarter is more than 130% of the applicable conversion price per share of our common stock on such last trading day.

The “last reported sale price” of our common stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported by The Nasdaq Stock Market or, if our common stock is not reported by The Nasdaq Stock Market, in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the NASDAQ Stock Market on the relevant date, the “last reported sale price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If our common stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and asked prices for our common stock on the relevant date from each of at least three independent nationally recognized investment banking firms selected by us for this purpose.

Conversion on Satisfaction of Trading Price Condition

A holder may surrender any of its Notes for conversion into our common stock before the stated maturity during the five business days immediately following any five consecutive trading-day period in which the trading price per $1,000 principal amount of the Notes (as determined following a request by a holder of the Notes in accordance with the procedures described above under “— Contingent Interest”) for each day of that period was less than 98% of the product of the closing price of our common stock and the conversion rate of the Notes on each such day; provided, however, that a holder may not convert Notes in reliance on this provision after June 1, 2021, if on any trading day during such five consecutive trading-day period the closing price of our common stock was between the applicable conversion price of the Notes and 130% of the conversion price of the Notes.

In connection with any conversion on satisfaction of the above trading price condition, the trustee shall have no obligation to determine the trading price of the Notes unless we have requested such determination; and we shall have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of Notes would be less than 98% of the product of the closing price of our common stock and the conversion rate of the Notes. At such time, we shall instruct the trustee to determine the trading price of the Notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of the Notes is greater than or equal to 98% of the product of the closing price of our common stock and the conversion rate of the Notes.

Conversion on Notice of Redemption

If we call any or all of the Notes for redemption, a holder may convert any of its Notes at any time before the close of business on the business day immediately before the redemption date.

Conversion on Specified Corporate Transactions

Certain Distributions

If we elect to:

•	distribute to all or substantially all holders of our common stock certain rights or warrants entitling them to purchase, for a period expiring within 60 days after the date of the distribution, shares of our common stock at less than the last reported sale price of a share of our common stock on the trading day immediately before the announcement date of the distribution; or

•	distribute to all or substantially all holders of our common stock, assets (including cash), debt securities or rights or warrants to purchase our securities, which distribution has a per share value as determined by our board of directors exceeding 10% of the last reported sale price of our common stock on the trading day immediately before the announcement date for such distribution, we must notify holders of the Notes at least 20 business days before the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their Notes for conversion at any time until the earlier of the close of business on the business day immediately before the ex-dividend date or any announcement that such distribution will not take place. No holder may exercise this right to convert if the holder otherwise could participate in the distribution without conversion. The “ex-dividend” date is the first date on which a sale of the common stock does not automatically transfer the right to receive the relevant distribution from the seller of the common stock to its buyer.

Certain Corporate Transactions

If:

•	a “change of control” occurs under clause (1) of the definition thereof set forth under “— Repurchase of Notes by CBIZ at Option of Holder on a Fundamental Change” below, or

•	a “change of control” occurs under clause (3) of the definition thereof set forth under “— Repurchase of Notes by CBIZ at Option of Holder on a Fundamental Change” below under which our common stock would be converted into cash, securities or other property, in either case, regardless of whether a holder has the right to put the Notes as described under “— Repurchase of Notes by CBIZ at Option of Holder on a Fundamental Change,” then a holder may surrender Notes for conversion at any time from and after the date which is 15 days before the anticipated effective date of the transaction until and including the date which is 15 days after the actual effective date of such transaction (or, if such transaction also results in holders having a right to require us to repurchase their Notes, until the fundamental change repurchase date). We will notify holders and the trustee at the same time we publicly announce such transaction (but in no event less than 15 days before the anticipated effective date of such transaction).

If a holder elects to convert its Notes during the period specified above and on or before June 6, 2011 and 10% or more of the consideration for the common stock in the corporate transaction consists of consideration other than common stock that is traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the NASDAQ National Market, we will increase the conversion rate by the additional shares as described below under “— Conversion Procedures — Conversion Rate Adjustments — Make Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control” or, in lieu thereof, we may in certain circumstances elect to adjust the conversion rate and related conversion obligation so that the Notes are convertible into shares of the acquiring or surviving entity.

If a transaction described above occurs, a holder can, subject to certain conditions, require us to repurchase all or a portion of its Notes as described under “— Repurchase of Notes by CBIZ at Option of Holder on a Fundamental Change.”

Conversion Procedures

To convert a Note, a holder must do each of the following:

•	complete and manually sign the conversion notice on the back of the Note, or a facsimile of the conversion notice, and deliver this irrevocable notice to the conversion agent;

•	surrender the Note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest (including any contingent interest and additional amounts) payable on the next interest payment date.

If a holder’s interest is a beneficial interest in a global Note, to convert a holder must comply with the last three requirements listed above and comply with the depositary’s procedures for converting a beneficial interest in a global Note.

The date a holder complies with these requirements is the “conversion date” under the indenture. Settlement of our obligation to deliver cash and shares of common stock (if any) with respect to a conversion will occur in the manner and on the dates described under “— Payment on Conversion” below.

The conversion agent will initially be the trustee. The conversion agent will, on a holder’s behalf, convert the Notes into cash and shares of common stock, if any. A holder may obtain copies of the required form of the conversion notice from the conversion agent. Payments of cash and, if shares of common stock are to be delivered, a stock certificate or certificates will be delivered to the holder, or a book-entry transfer through DTC will be made, by the conversion agent for the amount of cash and number of shares of common stock as set forth below under “— Payment on Conversion.”

Payment on Conversion

In connection with any conversion, we will satisfy our obligation to convert the Notes (the “conversion obligation”) by delivering to holders in respect of each $1,000 aggregate principal amount of Notes being converted a “settlement amount” consisting of:

(1) cash equal to the lesser of $1,000 and the conversion value, and

(2) if the conversion value exceeds $1,000, (x) a number of shares of common stock (the “net shares”) equal to the sum of, for each day of the cash settlement period described below, the greater of (i) zero and (ii) the quotient of (A) 5% of the difference between (1) the product of the conversion rate (plus any additional shares as described under “— Conversion Rights — Conversion Rate Adjustments — Make Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control”) and the last reported sale price of our common stock for such date, and (2) $1,000, divided by (B) the last reported sale price of our common stock for such day or (y) if the Company so elects, cash equal to the difference (such difference, the “net share amount”) between the conversion value and $1,000 or (z) if the Company so elects, a combination of cash and shares of our common stock with a value equal to the difference between the conversion value and $1,000, such amount to be determined as set out below.

We may elect to pay cash to holders of Notes surrendered for conversion in lieu of all or a portion of the net shares of common stock issuable upon conversion of such Notes only if payment of such cash would not be prohibited by the terms of our other indebtedness. If we do so elect to pay cash, we will notify you through the trustee of the dollar amount to be satisfied in cash (either 100% or a fixed dollar amount will be paid (the “specified cash amount”)) at any time on or before the date that is two business days following the conversion date.

If we elect to satisfy some but not all of the net share amount for any conversion in cash as set out in clause (z) above, (a) we will pay to converting holders cash in an amount equal to the lesser of (x) the net share amount for such conversion and (y) the specified cash amount, and (b) we will deliver to converting holders a number of shares of our common stock equal to the greater of (i) zero and (ii) the number of shares to which such holder would be entitled under 2(x), but replacing “$1,000” in 2(x)(A)(2) with “$1,000 plus the specified cash amount”.

We will not issue fractional shares of common stock on conversion of the Notes. Instead, we will pay the cash value of such fractional shares based on the last reported sale price of our common stock on the trading day immediately before the conversion date. On conversion of a Note, a holder will not receive any cash payment of interest (including contingent interest, if any) unless such conversion date occurs between a record date and the interest payment date to which that record date relates. We will deliver the settlement amount on the third business day following the date the settlement amount is determined.

The “conversion value” means the product of (1) the conversion rate in effect (plus any additional shares as described under “— Conversion Rights — Make Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control”), and (2) the average of the last reported sale prices (as defined above under “— Conversion upon Satisfaction of Sale Price Condition”) of our common stock for the trading days during the cash settlement period.

The “cash settlement period” with respect to any Notes means the 20 consecutive trading days beginning on the second trading day after the conversion date for those Notes, except in circumstances where conversion occurs within 20 days leading up to the maturity date or a specified redemption date, in which case the cash settlement period will be the 20 consecutive trading days beginning on the second trading day following the maturity date or the redemption date, as the case may be. In addition, if we choose to settle all or any portion of the net shares in cash in connection with conversion within 20 days leading up to the maturity date or a specified redemption date, we will send, on or prior to the maturity date or the specified redemption date, as the case may be, a single notice to the trustee of the net shares to be satisfied in cash.

If a holder tenders Notes for conversion and the conversion value is being determined at a time when the Notes are convertible into other property in addition to or in lieu of our common stock, the conversion value of each Note will be determined based on the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of our common stock equal to the conversion rate would have owned or been entitled to receive in such transaction and the value thereof during the cash settlement period. Settlement of Notes tendered for conversion after the effective date of any transaction giving rise to such change in conversion consideration will be as set forth above.

Upon the occurrence of a conversion triggering event, our option to elect to pay cash, or a combination of cash and shares of our common stock, for the net share amount, if any, of any Notes tendered for conversion is prohibited by our existing credit agreement and could be prohibited under future credit agreements or other agreements governing certain of our indebtedness.

Conversion Rate Adjustments

The applicable conversion rate will be subject to adjustment, without duplication, on the occurrence of any of the following events:

(1) the payment to all or substantially all holders of common stock of dividends or other distributions payable in shares of our common stock;

(2) subdivisions, splits and combinations of our common stock in which event the conversion rate shall be proportionately increased or decreased;

(3) the issuance to all holders of our common stock of rights, warrants or options (other than under any dividend reinvestment or share purchase plans) entitling them, for a period of up to 60 days from the date of issuance of the rights, warrants or options, to subscribe for or purchase common stock at less than the current market price thereof; provided that the applicable conversion rate will be readjusted to the extent that such rights, warrants or options are not exercised before their expiration; or

(4) distributions to all or substantially all holders of our common stock, of shares of capital stock, evidences of indebtedness or other assets, including securities (but excluding rights or warrants listed in (3) above, dividends or distributions listed in (1) above and distributions consisting exclusively of cash), in which event the conversion rate will be increased by multiplying it by a fraction,

•	the numerator of which will be the current market price of our common stock on the record date fixed for the distribution; and

•	the denominator of which will be the current market price of our common stock on the record date fixed for the distribution minus the fair market value, as determined by our board of directors, of the portion of those assets, debt securities, shares of capital stock or rights or warrants so distributed applicable to one share of common stock.

If we distribute to holders of our common stock capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, then the conversion rate will be adjusted based on the market value of the securities so distributed relative to the market value of our common stock, in each case based on the average of the last reported sale price of those securities (where such last reported sale prices are available) for the 10 trading days commencing on and including the fifth trading day after the “ex-dividend date” for such distribution on The Nasdaq Stock Market or such other national or regional exchange or market on which the securities are then listed or quoted.

(5) distributions of cash to all or substantially all holders of our common stock (excluding any dividend or distribution in connection with our liquidation, dissolution or winding-up), in which event the conversion rate will be increased by multiplying it by a fraction,

•	the numerator of which will be the current market price of our common stock on the record date fixed for the distribution; and

•	the denominator of which will be (i) the current market price of our common stock on the record date fixed for the distribution minus (ii) the amount per share of such dividend or distribution.

(6) we or one of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the last reported sale price of our common stock on the trading day following the last date on which tenders or exchanges may be made under such tender or exchange offer, in which event the conversion rate will be increased by multiplying it by a fraction,

•	the numerator of which will be the sum of (i) the fair market value, as determined by our board of directors, of the aggregate consideration payable for all shares of our common stock that we purchase in such tender or exchange offer and (ii) the product of the number of shares of our common stock outstanding less any such purchased shares and the closing price of our common stock on the trading day next succeeding the expiration of the tender or exchange offer; and

•	the denominator of which will be the product of the number of shares of our common stock outstanding, including any such purchased shares, and the closing price of our common stock on the trading day next succeeding the expiration of the tender or exchange offer.

(7) someone other than us or one of our subsidiaries makes a payment in respect of a tender offer or exchange offer in which, as of the closing date of the offer, our board of directors is not recommending rejection of the offer, in which event the applicable conversion rate will be increased by multiplying such conversion rate by a fraction,

•	the numerator of which will be the sum of (i) the fair market value, as determined by our board of directors, of the aggregate consideration payable to our stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the expiration of the offer and (ii) the product of the number of shares of our common stock outstanding less any such purchased shares and the closing price of our common stock on the trading day next succeeding the expiration of the tender or exchange offer; and

•	the denominator of which will be the product of the number of shares of our common stock outstanding, including any such purchased shares, and the closing price of our common stock on the trading day following the expiration of the tender or exchange offer.

The adjustment referred to in this clause (7) will be made only if:

•	the tender offer or exchange offer is for an amount that increases the offeror’s ownership of common stock to more than 25% of the total shares of common stock outstanding; and

•	the cash and value of any other consideration included in the payment per share of common stock exceeds the sale price of our common stock on the trading day following the last date on which tenders or exchanges may be made under the tender or exchange offer.

However, the adjustment referred to in this clause (7) will not be made if, as of the closing of the offer, the offering documents disclose a plan or an intention to cause us to engage in a consolidation or merger or a sale of all or substantially all of our assets.

In addition to these adjustments, we may in our sole discretion increase the conversion rate as our board of directors deems advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law and The Nasdaq Stock Market listing requirements, increase the conversion rate by any amount for any period of at least 20 days if our board of directors has determined that such increase would be in our best interests. If our board of directors makes that determination, it will be conclusive. We will give holders of Notes at least 15 days’ prior notice of such an increase in the conversion rate. For a general discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate of the Notes, see “Material United States Federal Income and Estate Tax Considerations — U.S. Holders — Constructive Dividends.”

“Current market price”  of our common stock on any day means the average of the last reported sale price of our common stock (as defined above under “— Conversion Rights — Conversion on Satisfaction of Sale Price Condition”) for each of the 10 consecutive trading days ending on the earlier of the day in question and the day before the “ex-dividend date” with respect to the issuance or distribution requiring such computation, subject to adjustment by our board of directors if the related transaction occurs during such 10-day period.

To the extent that we have a rights plan in effect on the date of any conversion of the Notes into common stock, a holder will receive, in addition to the common stock, the rights under the rights plan, unless, before any conversion, the rights have separated from the common stock, in which case the conversion rate will be adjusted at the time of separation as described in clause (4) above. A further adjustment will occur, as described in clause (4) above, if such rights become exercisable to purchase different securities, evidences of Indebtedness or assets, subject to readjustment in the event of the expiration, termination or redemption of such rights.

In the event of:

•	any reclassification of our common stock;

•	a consolidation, merger, binding share exchange or combination involving us; or

•	a sale or conveyance to another person or entity of all or substantially all of our property or assets;

in each case, in which holders of common stock would be entitled to receive stock, other securities, other property, assets or cash for their common stock, the conversion value will be determined based upon the kind and amount of cash, securities or other property that a holder of a number of shares of our common stock equal to the conversion rate immediately before any of these events would have received, which we refer to as the “exchange property”. For purposes of the foregoing, in the event holders of our common stock have the opportunity to elect the form of consideration to be received in any such transaction, we will make adequate provision whereby the holders of the Notes shall have a reasonable opportunity to determine the form of consideration into which all of the Notes, treated as a single class, shall be convertible from and after the effective date of such transaction (subject to our ability to settle the conversion obligation in cash, as set forth under “— Payment on Conversion”). Any such determination shall be subject to any limitations to which all of the holders of the common stock are subject, such as pro rata reductions applicable to any portion of the consideration to be paid. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing. However, if the transaction described above also constitutes a public acquirer change of control (as defined below), then we may in certain circumstances elect to change the conversion right in the manner described under “— Make-Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control” in lieu of changing the conversion right in the manner described in this paragraph.

The applicable conversion rate will not be adjusted:

•	on the issuance of any shares of our common stock under any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	on the issuance of any shares of our common stock or options or rights to purchase those shares under any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•	on the issuance of any shares of our common stock under any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the Notes were first issued;

•	for a change in the par value of the common stock; or

•	for accrued and unpaid interest, including contingent interest and additional amounts, if any.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share.

Make-Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control

If the effective date or anticipated effective date of certain corporate transactions as described under “— Conversion on Specified Corporate Transactions — Certain Corporate Transactions” occurs on or before June 6, 2011 and 10% or more of the consideration for our common stock in the corporate transaction consists of consideration other than common stock that is traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or The Nasdaq Stock Market, we will increase the conversion rate for the Notes surrendered for conversion by a number of additional shares (the “additional shares”) as described below. We will notify holders, at least 15 days before the anticipated effective date of such corporate transaction and whether we elect to increase the conversion rate as described below or to modify the conversion obligation as described below.

The number of additional shares will be determined by reference to the table below, based on the date on which the corporate transaction becomes effective (the “effective date”) and the price (the “stock price”) paid per share of our common stock in the corporate transaction. If holders of our common stock receive only cash in the corporate transaction, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices (as defined under “— Conversion Rights — Conversion on Satisfaction of Sale Price Condition” above) of our common stock on the five trading days immediately before but not including the effective date of the corporate transaction.

The additional shares will be delivered to holders who elect to convert their Notes on the later of (1) the fifth business day following the effective date and (2) the third business day following the final day of the cash settlement period.

The stock prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the conversion rate of the Notes is adjusted, as described above under “— Conversion Rate Adjustments.” The adjusted stock prices will equal the stock prices applicable immediately before such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately before the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”

The following table sets forth the stock price, effective date and number of additional shares per $1,000 principal amount of Notes:

	Stock Price
Effective Date	$7.96	$9.00	$10.63	$12.50	$15.00	$20.00	$25.00	$30.00	$40.00	$50.00	$60.00	$70.00	$80.00

May 23, 2006	31.52	24.44	17.38	12.46	8.64	4.98	3.28	2.37	1.34	0.78	0.45	0.24	0.10
June 1, 2007	31.52	23.15	15.83	10.96	7.36	4.06	2.64	1.91	1.09	0.64	0.37	0.19	0.08
June 1, 2008	31.52	22.57	14.11	9.20	5.88	3.07	2.01	1.45	0.85	0.50	0.29	0.15	0.06
June 1, 2009	31.52	21.22	12.72	7.44	3.92	1.86	1.24	0.91	0.54	0.33	0.19	0.10	0.04
June 1, 2010	31.52	18.84	9.52	4.39	1.54	0.56	0.37	0.27	0.15	0.07	0.02	0.00	0.00
June 6, 2011	31.52	15.52	5.97	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Despite the foregoing, in no event will the total number of additional shares of common stock issuable on conversion exceed 31.5246 per $1,000 principal amount of Notes, subject to adjustments in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•	If the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year.

•	If the stock price is in excess of $80.00 per share (subject to adjustment), no additional shares will be added to the conversion rate.

•	If the stock price is less than $7.96 per share (subject to adjustment), no additional shares will be added to the conversion rate.

Our obligation to adjust the conversion rate in connection with specified corporate transactions could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Despite the foregoing, if a holder converts its Notes in connection with a corporate transaction for which the conversion rate would be increased by a number of additional shares as described above, in the case of a public acquirer change of control (as defined below), we may, at our option and in lieu of increasing the conversion rate by such number of additional shares, adjust the conversion rate and the related conversion obligation from and after the effective date of such public acquirer change of control, by delivering on conversion (subject to the satisfaction of the conditions to conversion described under “— Conversion Rights” above and the settlement procedures described under “— Conversion Procedures — Payment on Conversion”) shares of public acquirer common stock (as defined below).

The conversion rate following the effective date of such transaction will be a number of shares of such public acquirer common stock equal to the product of:

•	the conversion rate in effect immediately before the effective date of such transaction, times

•	the average of the quotients obtained, for each trading day in the 10 consecutive trading day period ending on the trading day immediately before the effective date of such public acquirer change of control (the “valuation period”), of:

(i) the “acquisition value” (as defined below) of our common stock on each such trading day in the valuation period, divided by

(ii) the last reported sale price of the public acquirer common stock on each such trading day in the valuation period.

The “acquisition value” of our common stock means, for each trading day in the valuation period, the value of the consideration paid per share of our common stock in connection with such public acquirer change of control, as follows:

•	for any cash, 100% of the face amount of such cash;

•	for any public acquirer common stock, 100% of the last reported sale price of such common stock on such trading day; and

•	for any other securities, assets or property, 100% of the fair market value of such security, asset or property on such trading day, as determined by three independent nationally recognized investment banks selected by the trustee for this purpose.

A “public acquirer change of control” means any event constituting a corporate transaction as described under “— Conversion Rights — Conversion on Specific Corporate Transactions — Certain Corporate Transactions” that would otherwise obligate us to increase the conversion rate as described above under “— Make-Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control” and the acquirer, the person formed by or surviving the merger or consolidation or any entity that is a direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of such acquirer’s or person’s capital stock that are entitled to vote generally in the election of directors has a class of common stock traded on a U.S. national securities exchange or quoted on The Nasdaq Stock Market or which will be so traded or quoted when issued or exchanged in connection with such fundamental change; provided that if there is more than one of such entity, the relevant entity will be such entity with the most direct beneficial ownership to such acquirer’s or person’s capital stock. We refer to such acquirer’s, person’s or other entity’s class of common stock traded on a U.S. national securities exchange or quoted on The Nasdaq Stock Market or which will be so traded or quoted when issued or exchange in connection with such transaction as the “public acquirer common stock.”

On a public acquirer change of control, if we so elect, holders may convert their Notes (subject to the satisfaction of the conditions to conversion described under “— Conversion Rights” above) at the adjusted conversion rate described in the second preceding paragraph but will not be entitled to the increased conversion rate described under “— Make-Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control” above. We are required to notify holders of our election in our notice to holders of such transaction. As described under “— Conversion Rights — Conversion on Specified Corporate Transactions,” holders may convert their Notes on a public acquirer change of control during the period specified therein. In addition, a holder can also, subject to certain conditions, require us to repurchase all or a portion of its Notes as described under “— Repurchase of Notes by CBIZ at Option of Holder on a Fundamental Change.”

We may only make such election if such public acquirer is a corporation organized under the laws of the United States, any State thereof or the District of Columbia and if we and such public acquirer execute a supplemental indenture whereby the public acquirer agrees to comply with our obligations under the Notes with respect to such public acquirer and any securities of such public acquirer that may be issuable upon conversion of the Notes.

Repurchase of Notes by CBIZ at Option of Holder

On June 1, 2011, June 1, 2016 and June 1, 2021 (each, a “repurchase date”), any holder may require us to repurchase for cash any outstanding Notes for which that holder has properly delivered and not withdrawn a written repurchase notice. The repurchase price will equal 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, including contingent interest and additional amounts, if any, to, but not including, the repurchase date. If the repurchase date is on a date that is after a record date and on or before the corresponding interest payment date, we will pay such interest (including additional amounts, if any) to the holder of record on the corresponding record date, which may or may not be the same person to whom we will pay the repurchase price.

A holder may submit a repurchase notice to the paying agent (which will initially be the trustee) at any time from the opening of business on the date that is 20 business days before the repurchase date until the close of business on the repurchase date.

Any repurchase notice given by a holder electing to require us to repurchase Notes shall be given so as to be received by the paying agent no later than the close of business on the repurchase date and must state:

•	if definitive Notes have been issued, the certificate numbers of the holders’ Notes to be delivered for repurchase (or, if the Notes are not issued in definitive form, the notice of repurchase must comply with appropriate DTC procedures);

•	the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•	that the Notes are to be repurchased by us under the applicable provisions of the Notes.

A holder may withdraw its repurchase notice by delivering a written notice of withdrawal to the paying agent before the close of business on the repurchase date. The notice of withdrawal shall state:

•	the principal amount of Notes being withdrawn;

•	if definitive Notes have been issued, the certificate numbers of the Notes being withdrawn (or, if the Notes are not issued in definitive form, the notice of withdrawal must comply with appropriate DTC procedures); and

•	the principal amount of the Notes, if any, that remain subject to the repurchase notice.

In connection with any repurchase, we will, to the extent applicable:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which may then be applicable; and

•	file Schedule TO or any other required schedule under the Exchange Act.

Our obligation to pay the repurchase price for Notes for which a repurchase notice has been delivered and not validly withdrawn is conditioned on the holder effecting book-entry transfer of the Notes or delivering definitive Notes, together with necessary endorsements, to the paying agent at any time after delivery of the repurchase notice. We will cause the repurchase price for the Notes to be paid promptly following the later of the business day following the repurchase date and the time of book-entry transfer or delivery of definitive Notes, together with such endorsements.

If the paying agent holds money sufficient to pay the repurchase price of the Notes for which a repurchase notice has been delivered and not validly withdrawn in accordance with the terms of the indenture, then, immediately after the repurchase date, the Notes will cease to be outstanding and interest and additional amounts, if any, on the Notes will cease to accrue, whether or not the Notes are transferred by book entry or delivered to the paying agent. Thereafter, all of the holder’s other rights shall terminate, other than the right to receive the repurchase price on book-entry transfer of the Notes or delivery of the Notes. Our ability to repurchase Notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, through the terms of our then existing borrowing arrangements or otherwise.

Our credit agreement will limit our ability to repurchase Notes tendered by holders if our leverage is above a specified threshold. In addition, future credit agreements or other agreements relating to our indebtedness could contain provisions prohibiting repurchase of the Notes under certain circumstances. If any agreement governing our indebtedness prohibits or otherwise restricts us from repurchasing the Notes at a time when we become obligated to do so, we could seek the consent of the lenders to repurchase the Notes or attempt to refinance this debt. If we do not obtain such a consent or refinance the debt, we would not be permitted to repurchase the Notes without potentially causing a default under this debt. Our failure to repurchase tendered Notes would constitute an event of default under the indenture, which might constitute a default under the terms of our other indebtedness. See “Risk

Factors — Risks Related to the Notes — We may not have sufficient cash to repurchase the Notes at the option of the holder or on a fundamental change or to pay the cash payable on a conversion, which may increase your credit risk. Your right to require us to repurchase your Notes upon a fundamental change may not protect you upon the occurrence of certain events that might adversely affect our financial condition or business operations.”

Repurchase of Notes by CBIZ at Option of Holder on a Fundamental Change

If a fundamental change, as defined below, occurs, each holder will have the right on the fundamental change repurchase date to require us to repurchase for cash all of its Notes not previously called for redemption, or any portion of those Notes that is equal to $1,000 in principal amount or integral multiples thereof, at a fundamental change repurchase price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest, including contingent interest and additional amounts, if any, on the Notes to but not including the fundamental change repurchase date. If the fundamental change repurchase date is on a date that is after a record date and on or before the corresponding interest payment date, we will pay such interest (including additional amounts, if any) to the holder of record on the corresponding record date, which may or may not be the same person to whom we will pay the repurchase price.

Within 15 days after the occurrence of a fundamental change, we are required to give notice to each holder and the trustee of such occurrence and of each holder’s resulting repurchase right and the procedures that each holder must follow to require us to repurchase its Notes as described below. The fundamental change repurchase date specified by us will be 30 days after the date on which we give this notice.

The fundamental change repurchase notice given by a holder electing to require us to repurchase its Notes shall be given so as to be received by the paying agent no later than the close of business on the fundamental change repurchase date and must state:

•	if certificated Notes have been issued, the certificate numbers of the holder’s Notes to be delivered for repurchase (or, if the Notes are not issued in certificated form, the fundamental change repurchase notice must comply with appropriate DTC procedures);

•	the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•	that the Notes are to be repurchased by us under the applicable provisions of the indenture.

A holder may withdraw its fundamental change repurchase notice by delivering a written notice of withdrawal to the paying agent before the close of business on the fundamental change repurchase date. The notice of withdrawal shall state:

•	the principal amount at maturity of Notes being withdrawn;

•	if certificated Notes have been issued, the certificate numbers of the Notes being withdrawn (or, if the Notes are not issued in certificated form, the notice of withdrawal must comply with appropriate DTC procedures); and

•	the principal amount of the Notes, if any, that remain subject to the fundamental change repurchase notice.

A “fundamental change” will be deemed to have occurred on a change of control of CBIZ or a termination of trading of our common stock.

A “change of control” will be deemed to have occurred at such time after the original issuance of the Notes when any of the following has occurred:

(1) a “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act files a Schedule 13D or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the voting power of our common stock entitled to vote generally in the election of directors; or

(2) the first day on which a majority of the members of our board of directors does not consist of continuing directors; or

(3) a consolidation, merger or binding share exchange, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of our properties and assets to another person, other than:

•	any transaction:

(i) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock; and

(ii) under which holders of our capital stock immediately before the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in elections of directors of the continuing or surviving or successor person immediately after giving effect to such issuance; or

•	any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock, if at all, solely into shares of common stock, ordinary shares or American Depositary Shares of the surviving entity or a direct or indirect parent of the surviving corporation; or

•	any consolidation, merger, conveyance, transfer sale, lease or other disposition with or into any of our subsidiaries, so long as such consolidation, merger, conveyance, transfer sale, lease or other disposition is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with or conveying, transferring, selling, leasing or disposing all or substantially all our properties and assets to any other person.

A “continuing director” means a director who either was a member of our board of directors on the date the Notes are first issued or who becomes a member of our board of directors after that date and whose appointment, election or nomination for election by our stockholders is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by specific vote or by approval of the proxy statement issued by us on behalf of the board of directors in which such individual is named as nominee for director.

The term “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

The definition of change of control includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, a holder’s ability to require us to repurchase its Notes as a result of a conveyance, transfer, sale, lease or other disposition of less than all our assets may be uncertain.

Despite the foregoing, a holder will not have the right to require us to repurchase its Notes on a change of control describe in clause (3) above if more than 90% of the consideration in the transaction or transactions consists of shares of common stock traded or to be traded immediately following a change of control on a U.S. national securities exchange or the Nasdaq National Market, and, as a result of the transaction or transactions, the Notes become convertible into that common stock (and any rights attached thereto).

A “termination of trading” will be deemed to have occurred if our common stock (or other common stock into which the Notes are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on the Nasdaq National Market.

Rule 13e-4 under the Exchange Act requires the dissemination of certain information to securityholders if an issuer tender offer occurs and may apply if the repurchase option becomes available to holders of the Notes. We will comply with this rule and file Schedule TO (or any similar schedule) to the extent required at that time.

If the paying agent holds money sufficient to pay the fundamental change repurchase price of the Notes which holders have elected to require us to repurchase on the business day following the fundamental change repurchase date in accordance with the terms of the indenture, then, immediately after the fundamental change repurchase date, those Notes will cease to be outstanding and interest and additional amounts, if any, on the Notes will cease to accrue, whether or not the Notes are transferred by book entry or delivered to the paying agent. Thereafter, all other rights of the holders shall terminate, other than the right to receive the fundamental change repurchase price on book-entry transfer of the Notes or delivery of the Notes.

The term “fundamental change” is limited to specified transactions and does not include other events that might adversely affect our financial condition or business operations. The foregoing provisions would not necessarily protect holders of the Notes if highly leveraged or other transactions involving us occur that may affect holders adversely. We could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a fundamental change with respect to the fundamental change repurchase feature of the Notes but that would increase the amount of our (or our subsidiaries’) outstanding Indebtedness.

Our ability to repurchase Notes for cash on the occurrence of a fundamental change is subject to important limitations. Our ability to repurchase the Notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the Notes that might be delivered by holders of Notes seeking to exercise the repurchase right.

Our credit agreement will limit our ability to repurchase Notes tendered by holders upon a fundamental change if our leverage is above a specified threshold. In addition, future credit agreements or other agreements relating to our indebtedness could contain provisions prohibiting repurchase of the Notes under certain circumstances or could provide that a fundamental change constitutes an event of default under that agreement. If any agreement governing our indebtedness prohibits or otherwise restricts us from repurchasing the Notes at a time when we become obligated to do so, we could seek the consent of the lenders to repurchase the Notes or attempt to refinance this debt. If we do not obtain such a consent or refinance the debt, we would not be permitted to repurchase the Notes without potentially causing a default under this debt. Our failure to repurchase tendered Notes would constitute an event of default under the indenture, which might constitute a default under the terms of our other indebtedness. Upon the occurrence of a fundamental change (as defined in the indenture governing the Notes offered hereby), the ability of the holders to have their Notes repurchased by us may also constitute an event of default under the agreements governing certain of our indebtedness. See “Risk Factors — Risks Related to the Notes — We may not have sufficient cash to repurchase the Notes at the option of the holder or on a fundamental change or to pay the cash payable on a conversion, which may increase your credit risk. Your right to require us to repurchase your Notes upon a fundamental change may not protect you upon the occurrence of certain events that might adversely affect our financial condition or business operations.”

The fundamental change purchase feature of the Notes may in certain circumstances make it more difficult or discourage a takeover of our company. The fundamental change purchase feature, however, is not the result of our knowledge of any specific effort:

•	to accumulate shares of our common stock;

•	to obtain control of us by means of a merger, tender offer solicitation or otherwise; or

•	by management to adopt a series of anti-takeover provisions.

Instead, the fundamental change repurchase feature is a standard term frequently contained in securities similar to the Notes.

Consolidation, Merger and Sale of Assets

The indenture provides that we may not consolidate with or merge with or into any person, or convey, transfer, or lease all or substantially all of our assets, unless the following conditions have been satisfied:

(a) Either

(i) we are the continuing person in the case of a merger, or

(ii) the successor corporation will be a corporation organized and existing under the laws of the United States, any State, or the District of Columbia and the successor corporation (if not us) shall expressly assume all of our obligations under the Notes and the indenture;

(b) Immediately after giving effect to the transaction (and treating any Indebtedness that becomes an obligation of the successor corporation or any of our subsidiaries as a result of the transaction as having been incurred by the successor corporation or a subsidiary at the time of the transaction), no default or event of default would occur or be continuing; and

(c) We have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger or transfer and such supplemental indenture comply with the indenture.

Anti-Layering

We will not incur any Indebtedness that is subordinate in right of payment to our Senior Indebtedness unless such Indebtedness is pari passu with, or subordinated in right of payment to, the Notes. This does not apply to distinctions between categories of Indebtedness that exist by reason of any liens or guarantees securing or in favor of some but not all of such Indebtedness.

Events of Default; Notice and Waiver

The following events will constitute defaults under the indenture, subject to any additional limitations and qualifications included in the indenture:

•	a default in the payment of principal of the Notes when due at maturity, upon redemption, upon repurchase or otherwise (whether or not such payment is prohibited by reason of the subordination provision described under “Description of the Notes — Subordination”);

•	a default in the payment of any installment of interest, including contingent interest and additional amounts, if any, (whether or not such payment is prohibited by reason of the subordination provision described under “Description of the Notes — Subordination”) and continuance of such default for a period of 30 days;

•	we fail to provide notice of the occurrence of a fundamental change as required by the indenture;

•	a default in our obligation to deliver the settlement amount on conversion of the Notes, together with cash in lieu thereof in respect of any fractional shares, on conversion of any Notes and such default continues for a period of 5 days or more;

•	the failure by us to comply with our obligation to repurchase the Notes at the option of a holder on a fundamental change as required by the indenture or on any other repurchase date;

•	default in our obligation to redeem the Notes after we have exercised our option to redeem;

•	the failure by us to perform or observe any of our other covenants or warranties in the indenture or in the Notes for 60 days after written notice to us from the trustee or to us and the trustee from the holders of at least 25% in principal amount of the outstanding Notes has been received by us;

•	the failure by us or our subsidiaries to pay Indebtedness within any applicable grace period after final maturity or the Indebtedness is accelerated by the holders of the Indebtedness because of a default, the total amount of such Indebtedness unpaid or accelerated exceeds $25.0 million, and such default remains uncured or such acceleration is not rescinded for 10 days after the date on which written notice specifying such failure and requiring us to remedy such failure shall have been given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Notes at the time outstanding; and

•	certain events involving us or one of our subsidiary’s bankruptcy, insolvency or reorganization.

If an event of default (other than an event of default relating to bankruptcy, insolvency or reorganization of us as set forth in the last bullet above) occurs and is continuing with respect to the Notes, unless the principal and interest with respect to the Notes shall have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal of and interest, including contingent interest and additional amounts, if any, on all the Notes due and payable immediately. In case of bankruptcy, insolvency or reorganization involving us as set forth in the last bullet above, the principal and interest, including contingent interest and additional amounts, if any, on the Notes will automatically become immediately due and payable.

If an event of default occurs and is continuing, the trustee shall be entitled and empowered to institute any action or proceeding for the collection of the sums so due and unpaid or to enforce the performance of any provision of the Notes or the indenture, to prosecute any such action or proceeding to judgment or final decree, and to enforce any such judgment or final decree against us or any other obligor on the Notes. In addition, if there is pending proceedings for the bankruptcy or reorganization of the company or any other obligor on the Notes, or if a receiver, trustee, or similar official shall have been appointed for our property, the trustee shall be entitled and empowered to file and prove a claim for the whole amount of principal and interest (including contingent interest and additional amounts, if any) owing and unpaid with respect to the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind such acceleration with respect to the Notes and, as discussed below, waive these past defaults.

The holders of a majority in principal amount of outstanding Notes will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee or of exercising any trust or power conferred on the trustee, subject to limitations specified in the indenture. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of the Notes or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

No holder of any Notes shall have any right to institute any action or proceeding on or under or with respect to the indenture, for the appointment of a receiver or trustee, or for any other remedy, except in the case of a default due to the non-payment of principal or interest, including contingent interest or additional amounts, if any, unless:

(a) such holder previously will have given to the trustee written notice of an event of default with respect to the Notes and of the continuance of such event of default;

(b) the holders of not less than 25% in aggregate principal amount of the outstanding the Notes will have made written request to the trustee to institute such action or proceeding with respect to the event of default and will have offered to the trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred in connection with such action or proceeding; and

(c) the trustee, for 60 days after its receipt of such notice, request and offer of indemnity, if requested, will have failed to institute such action or proceeding and no direction inconsistent with such written request shall have been given to the trustee under the provisions of the indenture.

Prior to the acceleration of the maturity of the Notes, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the holders of all the Notes, waive any past default or event of default and its consequences for that series, except:

(a) a default in the payment of the principal or interest, including contingent interest or additional amounts, if any, with respect to the Notes;

(b) a default arising from our failure to redeem or repurchase any Notes when required under the terms of the indenture; or

(c) a default with respect to a provision of the indenture that cannot be amended without the consent of each holder so affected.

In case of any such waiver, the default shall cease to exist, any event of default arising from the default will be deemed to have been cured for all purposes, and we, the trustee and the holders of the Notes will each be restored to their former positions and rights under the indenture.

The trustee will, within 90 days after the occurrence of a default known to it with respect to the Notes, give to the holders of the Notes notice of all uncured defaults known to it, unless the defaults will have been cured or waived before the giving of such notice; provided, however, that except in the case of default in the payment of principal or interest (including contingent interest or additional amounts, if any) with respect to the Notes, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the Notes.

Defeasance

The Notes are not subject to any defeasance provisions under the indenture.

Modification of the Indenture

We and the trustee may enter into supplemental indentures without the consent of the holders of the Notes issued under the indenture for one or more of the following purposes:

•	to evidence our succession by another person and the assumption by such successor of our covenants, agreements, and obligations in the indenture and in the Notes;

•	to surrender any right or power conferred on us by the indenture, to add further covenants, restrictions, conditions, or provisions for the protection of the holders of all or any Notes, and to make the occurrence, or the occurrence and continuance of a default in any of such additional covenants, restrictions, conditions, or provisions, a default or an event of default under the indenture;

•	to cure any ambiguity or to correct or supplement any provision contained in the indenture or in the Notes that may be defective or inconsistent with any other provision contained in the indenture or in the Notes, to convey, transfer, assign, mortgage, or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect the interests of any holders of the Notes;

•	to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act of 1939 as then in effect;

•	to add or change any of the provisions of the indenture to change or eliminate any restriction on the payment of principal with respect to the Notes so long as any such action does not adversely affect the interest of the holders of the Notes in any material respect or permit or facilitate the issuance of the Notes in uncertificated form;

•	to comply with the provisions of the indenture relating to consolidations, mergers, and sales of assets;

•	to make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of Senior Indebtedness under such provisions (but only if such holder of Senior Indebtedness consents to such change);

•	to add guarantees with respect to the Notes or to secure the Notes;

•	to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the Notes and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee;

•	to establish the form or terms of the Notes;

•	to provide for conversion rights of holders of Notes in accordance with the indenture if any reclassification or change of our common stock or any merger, consolidation or sale of all or substantially all of our assets occurs;

•	to change the conversion rate in accordance with the indenture;

•	to conform, as necessary, the indenture and the form or terms of the Notes, to the “Description of the Notes” as set forth in this prospectus; and

•	make other changes to the indenture or forms or terms of the Notes, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the holders of the Notes.

With the consent of the holders of a majority in aggregate principal amount of the outstanding Notes affected, we and the trustee may from time to time and at any time enter into a supplemental indenture for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of the indenture or of any supplemental indenture or modifying in any manner the rights of the holder of the Notes. However, without the consent of all of the holders of each Note so affected, no such supplemental indenture may:

•	reduce the percentage in principal amount of the Notes whose holders must consent to an amendment;

•	reduce the interest rate or extend the time for payment of interest, including contingent interest or additional amounts, if any, on the Notes;

•	reduce the principal of or extend the stated maturity of the Notes;

•	reduce any amount payable on redemption or repurchase of any Note (including on the occurrence of a fundamental change) or change the time at which or circumstances under which the Notes may or shall be redeemed or repurchased;

•	make any Note payable in a currency other than that stated in the Note;

•	make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions;

•	make any change in the provisions of the indenture relating to waivers of defaults or amendments that require unanimous consent;

•	impair the right of a holder to convert any Note or reduce the number of common shares or any other property receivable on conversion; or

•	impair the right of a holder to institute a suit for payment of past due amounts on such holder’s Notes.

Calculations in Respect of Notes

We will be responsible for making all calculations called for under the Notes, unless otherwise set forth above. These calculations include, but are not limited to, determinations of the market prices of our common stock, the amount of accrued interest (including contingent interest and additional amounts, if any) payable on the Notes and the conversion price of the Notes. We will make all these calculations in good faith, and, absent manifest error, our calculations will be final and binding on holders of Notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely on the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of Notes on the request of that holder.

Trustee, Paying Agent and Conversion Agent

We have appointed U.S. Bank National Association, the trustee under the indenture, as paying agent, conversion agent, Note registrar and custodian for the Notes. The trustee or its affiliates may also provide banking and other services to us in the ordinary course of their business.

Notices

Except as otherwise described herein, notices to registered holders of the Notes will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of mailing.

Rule 144A Information Request

We will furnish to the holders or beneficial holders of the Notes or the common stock issuable on conversion of the Notes and prospective purchasers of the Notes, on their request, the information, if any, required under Rule 144A(d)(4) under the Securities Act until such time as these securities are no longer “restricted securities” within the meaning of Rule 144 under the Securities Act, assuming these securities have not been owned by an affiliate of ours.

Governing Law

The indenture and the Notes are governed by, and shall be construed in accordance with, the laws of the State of New York.

Form, Denomination, Exchange, Registration and Transfer

The Notes have been issued:

•	in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 principal amount and integral multiples of $1,000.

Holders may present Notes for conversion, registration of transfer and exchange at the office maintained by us for such purpose, which will initially be the Corporate Trust Office of the trustee in The City of New York.

Payment and Paying Agent

We maintain an office or agent where we will pay the principal on the Notes and a holder may present the Notes for conversion, registration of transfer or exchange for other denominations, which shall initially be an office or agency of the trustee. We may pay interest on any Notes represented by the registered certificated securities referred to below by check mailed to a holder’s address as it appears in the Note register.

Payments on the Notes represented by the global Note referred to below will be made to The Depository Trust Company, New York, New York, which is referred to herein as DTC, or its nominee, as the case may be, as the registered owner thereof, in immediately available funds. We expect that DTC or its nominee, on receipt of any payment on the Notes represented by a global Note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global Note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global Note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments. Transfers between participants in DTC will be effected in accordance with DTC’s rules and will be settled in immediately available funds.

Book-Entry Delivery and Settlement

We issued the Notes in the form of one or more permanent global Notes in definitive, fully registered, book-entry form. The global Notes were deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

DTC has advised us as follows:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

•	DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations.

•	DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.

•	Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

We are providing the following descriptions of the operations and procedures of DTC to the holders solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. None of us, the selling securityholders nor the trustee takes any responsibility for these operations or procedures, and each holder is urged to contact DTC or its participants directly to discuss these matters.

We expect that under procedures established by DTC:

•	On deposit of the global Notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the initial purchaser with portions of the principal amounts of the global Notes.

•	Ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a global Note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in Notes represented by a global Note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global Note, DTC or that nominee will be considered the sole owner or holder of the Notes represented by that global Note for all purposes under the indenture and under the Notes. Except as provided below, owners of beneficial interests in a global Note will not be entitled to have Notes represented by that global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes and will not be considered the owners or holders thereof under the indenture or under the Notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global Note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of Notes under the indenture or the global Note.

Notes represented by a global Note will be exchangeable for registered certificated securities with the same terms only if: (1) DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days; (2) we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary); or (3) a default under the indenture occurs and is continuing.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the Notes.

Registration Rights

At the closing of the private placement of the Notes on May 30, 2006, we entered into a registration rights agreement with the initial purchaser of the Notes. Pursuant to the registration rights agreement, we agreed for the benefit of the holders of the Notes and the common stock issuable on conversion of the Notes to, at our cost:

•	file with the Securities and Exchange Commission, or SEC, no later than the 90th day after the first date of original issuance of the Notes, a shelf registration statement covering resales of the Notes and the common stock issuable on conversion under Rule 415 under the Securities Act;

•	use reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act no later than 180 days after the first date of original issuance of the Notes (i.e., November 26, 2006); and

•	use reasonable best efforts to keep the shelf registration statement effective until the earliest of:

(1) the date when the holders of Notes and holders of the shares of common stock issuable on conversion of the Notes are able to sell such Notes and such shares immediately without restriction under Rule 144(k) under the Securities Act; and

(2) the date when all of the Notes and the common stock issuable on conversion thereof have been sold either under the shelf registration statement or under Rule 144 under the Securities Act or any similar provision then in force or the Notes and the shares of common stock issuable on conversion of the Notes cease to be outstanding.

We may suspend the effectiveness of the shelf registration statement or the use of the prospectus that is part of the shelf registration statement during specified periods under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events. Any suspension period may not exceed an aggregate of:

•	45 days in any 90-day period; or

•	90 days in any 360-day period.

We need not specify the nature of the event giving rise to a suspension in any notice to holders of the Notes of the existence of such a suspension. Each holder, by its acceptance of the Notes, agrees to hold any communication by us in response to a notice of a proposed sale in confidence.

Each of the following is a registration default:

•	the registration statement has not been filed prior to or on the 90th day following the first date of original issuance of any of the Notes; or

•	the registration statement has not been declared effective prior to or on the 180th day following the first date of original issuance of any of the Notes; or

•	we do not, through our omission, name a holder as a selling stockholder in this prospectus or a prospectus supplement within the required time periods as described below; or

•	at any time after the effectiveness target date, the registration statement ceases to be effective or is not usable and (1) we do not cure the registration statement within 10 business days by a post-effective amendment, prospectus supplement or report filed under the Exchange Act (other than in the case of a suspension period described in the preceding paragraph), (2) if applicable, we do not terminate the suspension period, described in the preceding paragraph, by the 45th day or (3) a suspension period, when aggregated with other suspension periods during the prior 360-day period, continues, unterminated, for more than 90 days.

If a registration default occurs, predetermined “additional amounts” will accrue on the Notes that are transfer restricted securities, from and including the day following the registration default to but excluding the earlier of (1) the day on which the registration default has been cured and (2) the date the registration statement is no longer required to be kept effective. The additional amounts will be paid to those entitled to interest payments on such dates semiannually in arrears on each June 1 and December 1 and will accrue at a rate per year equal to:

•	0.25% of the principal amount of a Note to and including the 90th day following such registration default; and

•	0.50% of the principal amount of a Note from and after the 91st day following such registration default.

In no event will additional amounts exceed 0.50% per year. In addition, in no event will additional amounts be payable in connection with a registration default relating to a failure to register the common stock deliverable on a conversion of the Notes. For the avoidance of doubt, if we fail to register both the Notes and the common stock deliverable on conversion of the Notes, if any, then additional amounts will be payable in connection with the registration default relating to the failure to register the Notes. If a holder converts some or all of its Notes into cash and common stock, if any, when there exists a registration default with respect to the common stock, the holder will not be entitled to receive additional amounts on any such common stock. In addition, such holder will receive, on the settlement date for any Notes submitted for conversion during a registration default, accrued and unpaid additional amounts to the conversion date relating to such settlement date. If a registration default with respect to the common stock occurs after a holder has converted its Notes into cash and common stock, if any, such holder will not be entitled to any compensation with respect to any such common stock.

A holder who elects to sell securities under the shelf registration statement will:

•	be required to be named as a selling securityholder in this prospectus;

•	be required to deliver this prospectus to purchasers;

•	be subject to the civil liability provisions under the Securities Act in connection with any sales; and

•	be subject to the provisions of the registration rights agreement, including indemnification provisions.

Under the registration rights agreement we will:

•	pay all expenses of the shelf registration statement;

•	provide each registered holder with copies of this prospectus;

•	notify holders when the shelf registration statement has become effective; and

•	take other reasonable actions as are required to permit unrestricted resales of the Notes and common stock issued on conversion of the Notes in accordance with the terms and conditions of the registration rights agreement.

The plan of distribution contained in this prospectus permits resales of registrable securities by selling securityholders through brokers and dealers. See “Plan of Distribution.”

In order to be named as a selling securityholder in this prospectus at the time of effectiveness of the shelf registration statement, a holder must complete and deliver the questionnaire, which was attached as Annex A to the offering memorandum, dated May 23, 2006, relating to the private placement of the Notes, to us on or prior to the 20th day before the effectiveness of the registration statement. On receipt of a completed questionnaire after that time, together with any other information we may reasonably request from a securityholder, we will, within 20 business days after receipt, file any supplements to this prospectus as are necessary to permit the holder to deliver a prospectus to purchasers of such Notes or shares of common stock, subject to our right to suspend the use of the prospectus. We will pay the predetermined additional amounts described above to the holder if we fail to make the filing in the time required.

DESCRIPTION OF CAPITAL STOCK

In this section we describe the general terms of our capital stock. Our capital stock and the rights of our stockholders are subject to the applicable provisions of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, our Amended and Restated Certificate of Incorporation, as amended, which we refer to as our Restated Certificate of Incorporation, and our Amended and Restated Bylaws, which we refer to as our Bylaws. The description below is qualified in its entirety by reference to our Restated Certificate of Incorporation and Bylaws.

Our authorized capital stock consists of 250 million shares of common stock, par value $0.01 per share, and no shares of preferred stock. As of March 31, 2006, an aggregate of 75,957,422 shares of our common stock were outstanding and 24,559,829 were held as treasury shares. The outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable. At March 31, 2006, there were 1,212 holders of record of our common stock.

Common Stock

The holders of our common stock:

•	are entitled to dividends as may be declared by the Board out of funds legally available therefore on a pro-rata basis;

•	are entitled to one vote for each share held on all matters submitted to a vote of stockholders;

•	are entitled, upon liquidation, dissolution or winding up of the company, to share ratably in the company’s net assets remaining after the payment of any and all creditors; and

•	have such other rights and privileges as may be allowed them by the laws of the State of Delaware.

The holders of our common stock are not entitled to cumulate their votes in the election of directors. As a result, the holder or holders of a majority of the outstanding shares of common stock will be able to elect the company’s directors then standing for election as terms expire. Holders of our common stock have no preemptive rights. Holders of our common stock have no sinking fund, redemption or conversion rights.

Our Board is authorized without further stockholder approval to issue from time to time shares of our common stock in one or more series and, except for the rights and restrictions discussed above, to fix or alter the relative, participant, optional or special rights and any qualifications, limitations or restrictions of the shares of each such series. The issuance of any new series of our common stock may have the effect of delaying, deferring or preventing a change in control of our management without further action by our stockholders and may adversely affect the voting and other rights of our common stockholders. The issuance of any new series of our common stock with voting and conversion rights may adversely affect the voting power of our common stockholders, including the loss of voting control to others. We have no present plans to issue any new series of our common stock.

Our common stock is quoted on The Nasdaq National Market under the trading symbol “CBIZ.” The transfer agent and registrar for the common stock is Computershare Investor Services, LLC.

Anti-takeover Provisions

General

We have certain provisions in our Restated Certificate of Incorporation and Bylaws, which could be considered anti-takeover provisions. These provisions provide that:

•	our Board is divided into three classes of directors, with one class to be elected to a three-year term at each annual meeting of stockholders;

•	a director may be removed only for cause upon the affirmative vote of the holder or holders of a majority of shares of the outstanding common stock, or two-thirds of the other directors;

•	our Board may increase its own size within certain limits and may appoint new directors to fill the resulting vacancies; and

•	unless otherwise provided by law, only our Board or our President may call special meetings of stockholders.

In addition, neither our Restated Certificate of Incorporation nor Bylaws provide for cumulative voting for the election of directors. These provisions may delay stockholder actions on certain business combinations and on electing new members to our Board. These potential delays may discourage a stockholder who desires to participate in a business combination or to elect a new director from purchasing our common stock on the open market.

Effect of Delaware Anti-Takeover Statute

We are also subject to Section 203 of the DGCL, an anti-takeover law that regulates corporate acquisitions. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation or any direct or indirect majority-owned subsidiary of the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one or more transactions) of the assets of the corporation or any direct or indirect majority-owned subsidiary of the corporation, which assets have a market value equal to 10% or more of either the aggregate market value of all (i) the assets of the corporation or (ii) the outstanding capital stock of the corporation, involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or of any subsidiary to the interested stockholder;

•	any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series of the corporation or of any subsidiary beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any direct or indirect majority-owned subsidiary.

Section 203 defines an interested stockholder, subject to certain exceptions, as any person beneficially owning 15% or more of the outstanding voting stock of the corporation, or any person that is an affiliate or associate of the corporation and who beneficially owned 15% or more of the outstanding voting stock of the corporation at any time within the three year period immediately prior to the date of determining whether such person is an interested stockholder, and any affiliate or associate of that person.

DESCRIPTION OF CERTAIN INDEBTEDNESS

Credit Facility

Effective February 13, 2006, we entered into a $100 million unsecured credit facility, with an option to increase the commitment to $150 million. The revolving credit facility is maintained by Bank of America, N.A. as agent bank for a group of five participating banks. Borrowings under our credit facility are unsecured and unsubordinated indebtedness and senior in right of payment to all of our existing and future subordinated indebtedness, including the Notes. The borrowings will be guaranteed by each of our subsidiaries other than subsidiaries which cannot guarantee our indebtedness without violating applicable law.

Effective May 23, 2006, we entered into an amendment to the credit facility and received a consent from the lenders that permitted the issuance of the Notes pursuant to the private placement that closed on May 30, 2006, permitted us to use the proceeds from the private placement to repurchase shares of our capital stock and adjusted the pricing and financial maintenance covenants to reflect our greater leverage upon completion of the private placement.

Our credit facility includes a letter of credit subfacility and a swingline loan subfacility.

We may use proceeds of our borrowings for working capital and other general corporate purposes, including, without limitation, effecting permitted acquisitions, capital expenditures and repurchases of our capital stock.

Revolving Loans shall bear interest at our election at a rate per annum equal to either the Base Rate (if we select a Base Rate Loan) or the Eurodollar Rate (if we select a Eurodollar Rate Loan), plus the Applicable Margin, which will range from 0.125% to 1.625% for Base Rate Loans and from 1.125% to 2.625% for Eurodollar Rate Loans. Swing Line Loans shall bear interest at the Base Rate. The Applicable Margins are subject to adjustment if our leverage ratio is equal to or exceeds certain ratios. Additionally, we are obligated to pay interest at the Default Rate, which adds 2% to the Applicable Margin, on any amounts attributable to drawings on letters of credit that are not reimbursed on a timely basis and on all amounts owing under the credit facility so long as an event of default is continuing.

The Base Rate is equal to the higher of (i) the prime rate of interest of Bank of America, N.A. and (ii) 0.5% over the federal funds effective rate. The Eurodollar Rate is the rate per annum equal to the British Bankers Association LIBOR Rate, as published by Reuters at approximately 11:00 a.m., London time, two business days prior to the borrowing date, for Dollar deposits with a term equivalent to the interest period selected by us. Interest on the Base Rate Loans and Swing Line Loans is payable quarterly, on the last business day of each calendar quarter. Interest on Eurodollar Rate Loans is payable on the last day of the seven day, one month, two month, three month or six month interest period selected by us; provided, however, that if the interest period we select exceeds three months, the date that falls three months after the beginning of the interest period is also an interest payment date. Letter of Credit Borrowings not refinanced by a Revolving Loan consisting of a Base Loan Rate shall be due and payable on demand.

As of March 31, 2006, we had $61.2 million aggregate principal amount of indebtedness outstanding under the credit facility. The $61.2 million aggregate principal amount of indebtedness outstanding is comprised of Revolving Eurodollar Rate Loans and a Swing Line Loan. The applicable interest rate at March 31, 2006 ranged from 5.59% to 7.75% and is paid on the last day of each quarter. In addition, we pay a commitment fee ranging between 0.225% and 0.475%, depending on our leverage ratio, on the average daily unused portion of the credit facility, computed on a quarterly basis, on the last day of each quarter.

The credit facility will terminate on the earlier of (i) February 13, 2011, or (ii) the date on which the Revolving Loan Commitments terminate in accordance with the amended credit agreement. The amended credit agreement for the credit facility contains certain covenants with which we must comply, including among others, the following:

•	a limitation on our and our subsidiaries’ incurrence of additional indebtedness;

•	a limitation on making loans and investments;

•	a limitation on entering into leases;

•	a limitation on declaring or making dividends;

•	a limitation on repurchasing or acquiring shares of our capital stock;

•	a limitation on changing any of our material lines of business;

•	a limitation on restricting intercompany transfers;

•	a limitation on our and our subsidiaries’ ability to encumber property, assets and income, except in certain limited circumstances;

•	a limitation on certain mergers, consolidations and sale, lease, transfer and disposal of assets by us and our subsidiaries; and

•	a limitation on certain transactions with our affiliates.

Our credit facility requires us to comply with the following financed maintenance covenants:

•	a minimum net worth;

•	a leverage ratio of total consolidated indebtedness (excluding the Notes) to EBITDA; and

•	a fixed charge coverage ratio of EBITDAR minus Capital Expenditures to Fixed Charges.

The amended credit agreement also includes various events of default customary for that type of agreement, including among others, the failure to pay principal and interest when due, cross-defaults on other indebtedness for borrowed monies, individually or in the aggregate in excess of $5.0 million, upon a change of control, upon breach of certain covenants, and upon certain events of bankruptcy, insolvency and reorganization.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Circular 230 Notice

The tax discussion contained in this prospectus not given in the form of a covered opinion, within the meaning of Circular 230 issued by the United States Secretary of the Treasury. Thus, we are required to inform you that you cannot rely upon any advice contained in this prospectus for the purpose of avoiding United States federal tax penalties. The tax discussion contained in this prospectus was written to support the promotion or marketing of the transactions or matters described in this prospectus. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor

General

The following is a discussion of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Notes and our common stock into which the Notes may be converted. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, Treasury regulations promulgated thereunder, which we refer to as the Treasury Regulations, and administrative and judicial interpretations thereof, all as in effect or proposed on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion only applies to holders who purchase Notes upon their initial issuance at their “issue price” (as defined below) and who hold the Notes or our common stock as capital assets.

This discussion does not describe all of the U.S. federal tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers or certain traders in securities;

•	persons holding Notes or our common stock as part of a hedge or other integrated transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax;

•	certain former citizens and residents of the United States; and

•	Non-U.S. Holders (as defined below) that own, or are deemed to own, more than 5% of our common stock or that beneficially own more than 5% of the fair market value of the Notes.

No statutory or judicial authority directly addresses all aspects of the treatment of the Notes or instruments similar to the Notes for U.S. federal income tax purposes. The Internal Revenue Service, which we refer to as the IRS, has issued a revenue ruling with respect to instruments similar to the Notes. This ruling supports certain aspects of the treatment described herein. We have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the tax consequences described in this summary, and there can be no assurance that the IRS will not take contrary positions. Persons considering the purchase of Notes are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Classification of the Notes

Under the indenture governing the Notes, we and every holder agreed (in the absence of an administrative pronouncement or judicial ruling to the contrary), for U.S. federal income tax purposes, to treat the Notes as indebtedness that is subject to the special Treasury regulations governing contingent payment debt instruments, or the contingent debt regulations, as described below, and to be bound by our application of the contingent debt regulations to the Notes, including our determination of the rate at which interest will be deemed to accrue on the Notes, the related “projected payment schedule” determined by us as described below, and our treatment of the fair market value of any of our common stock (and any cash) received upon conversion of a Note as a contingent payment. No assurances can be provided that such characterization as debt or “projected payment schedule” will be respected by a court.

Certain aspects of the application of the contingent debt regulations are uncertain and holders should be aware that a different treatment from that described below could affect the amount, timing, source and character of income, gain or loss with respect to an investment in the Notes. For example, pursuant to a different treatment, a holder may be required to accrue interest income at a higher or lower rate, may not recognize income, gain or loss upon conversion of a Note into common stock, and may recognize capital gain or loss upon a taxable disposition of a Note.

The remainder of this discussion assumes the treatment set forth above.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Interest Accruals on the Notes

Pursuant to the contingent debt regulations, U.S. Holders of the Notes will be required to accrue interest income on the Notes on a constant-yield basis, based on a comparable yield as described below, regardless of whether such U.S. Holders use the cash or accrual method of accounting for U.S. federal income tax purposes. As a result, U.S. Holders generally will be required to include interest in income each year in excess of any stated interest payments actually received in that year.

The contingent debt regulations provide that a U.S. Holder must accrue an amount of ordinary interest income, as original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the Notes that equals:

•	the product of (a) the adjusted issue price (as defined below) of the Notes as of the beginning of the accrual period and (b) the comparable yield (as defined below) of the Notes, adjusted for the length of the accrual period;

•	divided by the number of days in the accrual period; and

•	multiplied by the number of days during the accrual period that the U.S. Holder held the Notes.

The “issue price” of a Note is the first price at which a substantial amount of the Notes are sold for money to the public, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The “adjusted issue price” of a Note is its issue price increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments (in accordance with the projected payment schedule described below) previously made with respect to the Notes.

The term “comparable yield” as used in the contingent debt regulations means the annual yield we would pay, as of the issue date, on a fixed-rate, nonconvertible debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the Notes. We have determined that the comparable yield for the Notes is 9.0%, compounded semi-annually. The precise manner of calculating the comparable yield is not entirely clear. If our determination of the comparable yield were successfully challenged by the IRS, the redetermined yield could be materially greater or less than the comparable yield determined by us.

The contingent debt regulations require that we provide to U.S. Holders, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments (which we refer to as the projected payment schedule) on the Notes. This schedule must produce a yield to maturity that equals the comparable yield. The projected payment schedule includes estimates for contingent interest payments and an estimate for a payment at maturity taking into account the conversion feature. In this regard, the fair market value of any common stock (and the amount of any cash) received by a U.S. Holder upon conversion will be treated as a contingent payment. U.S. Holders may obtain the projected payment schedule by submitting a written request for such information to us at:
General Counsel
CBIZ, Inc.
6050 Oak Tree Boulevard South
Suite 500
Cleveland, Ohio 44131
(216) 447-9000

By purchasing the Notes, a U.S. Holder agrees in the indenture to be bound by our determination of the comparable yield and projected payment schedule and agrees to use the comparable yield and projected payment schedule in determining its interest accruals and the adjustments thereto in respect of the Notes for U.S. federal income tax purposes.

The comparable yield and the projected payment schedule are not used for any purpose other than to determine a U.S. Holder’s interest accruals and adjustments to interest accruals with respect of the Notes for U.S. federal income tax purposes. The comparable yield and projected payment schedule do not constitute a projection or representation by us regarding the actual amounts that will be paid on the Notes, or the value at any time of the common stock into which the Notes may be converted.

Adjustments to Interest Accruals on the Notes

If, during any taxable year, a U.S. Holder of Notes receives actual payments (including payments of additional amounts as described below) with respect to the Notes that, in the aggregate, exceed the total amount of projected payments for that taxable year, the U.S. Holder will incur a “net positive adjustment” under the contingent debt regulations equal to the amount of such excess. The U.S. Holder will treat a net positive adjustment as additional interest income in that taxable year. For these purposes, the payments in a taxable year include the fair market value of property received in that year.

If a U.S. Holder receives in a taxable year actual payments with respect to the Notes that, in the aggregate, are less than the amount of projected payments for that taxable year, the U.S. Holder will incur a “net negative adjustment” under the contingent debt regulations equal to the amount of such deficit. This net negative adjustment will (a) reduce the U.S. Holder’s interest income on the Notes for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of the U.S. Holder’s total interest income on the Notes during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. Any net negative adjustment in excess of the amounts described in (a) and (b) will be carried forward as a negative adjustment to offset future interest income with respect to the Notes or to reduce the amount realized on a sale, exchange, conversion, redemption or repurchase of the Notes. A net negative adjustment is not subject to the 2% floor limitation on miscellaneous itemized deductions.

Additional Amounts and Make Whole Payment

We may be required to pay additional amounts if a registration default occurs. See “Description of the Notes-Registration Rights.” Additionally, we may be required to deliver additional shares of our common stock as a make- whole amount upon the occurrence of certain corporate transactions. See “Description of the Notes — Conversion Rights — Make-Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control.”

If we become obligated to pay additional amounts, such payments would be treated as described under “— Adjustments to Interest Accruals on the Notes” above. In the event that additional shares of our common stock are paid as a make-whole amount, such payment should be included in the amount realized by the holder on conversion of the Notes.

Sale, Exchange, Conversion, Redemption or Repurchase of Notes

Generally the sale, exchange, conversion, redemption or repurchase of a Note will result in taxable gain or loss to a U.S. Holder. As described above, our calculation of the comparable yield and the projected payment schedule for the Notes includes the receipt of stock upon conversion as a contingent payment with respect to the Notes. Accordingly, we intend to treat the receipt of our common stock upon conversion of a Note as a contingent payment.

The amount of gain or loss on a sale, exchange, conversion, redemption or repurchase of a Note will be equal to the difference between:

•	the amount of cash plus the fair market value of any other property received by the U.S. Holder, including the fair market value of any common stock received; and

•	the U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note generally will be equal to the U.S. Holder’s original purchase price for the Note, increased by any interest income previously accrued by the U.S. Holder (determined without regard to any adjustments to interest accruals described above) and decreased by the amount of any projected payments that previously have been scheduled to be made in respect of the Notes pursuant to the projected payment schedule (without regard to the actual amount paid).

As previously discussed under “— Adjustments to Interest Accruals on the Notes,” to the extent that a U.S. Holder has any net negative adjustment carried forward, the U.S. Holder may use such net negative adjustment from a previous year to reduce the amount realized on the sale, exchange, conversion, redemption or repurchase of the Notes.

Gain recognized by a U.S. Holder upon a sale, exchange, conversion, redemption or repurchase of a Note generally will be treated as ordinary interest income. Any loss will be ordinary loss to the extent of the excess of previous interest inclusions over the total net negative adjustments previously taken into account as ordinary losses in respect of the Note, and thereafter capital loss (which will be long-term if the Note has been held for more than one year). The deducibility of capital losses is subject to limitations. A U.S. Holder who sells Notes at a loss that meets certain thresholds may be required to file a disclosure statement with the IRS.

A U.S. Holder’s tax basis in common stock received upon conversion of a Note will equal the then current fair market value of such common stock. The U.S. Holder’s holding period for the common stock received will commence on the day immediately following the date of conversion.

Constructive Dividends

If at any time we make a distribution of cash or property to our stockholders that would be taxable to the stockholders as a dividend for U.S. federal income tax purposes and, in accordance with the anti-dilution provisions of the Notes, the conversion rate of the Notes is increased, such increase may be deemed to be the payment of a taxable dividend to a U.S. Holder of a Note to the extent of our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), notwithstanding the fact that the U.S. Holder does not receive a cash payment.

An increase in the conversion rate at our discretion or in certain other circumstances may be deemed to be the payment of a taxable dividend to U.S. Holders, but, generally, a reasonable increase in the conversion rate in the event of stock dividends or distributions of rights to subscribe for our common stock will not. In certain circumstances, the failure to make an adjustment of the conversion rate under the indenture may result in a taxable constructive distribution to U.S. Holders of our common stock.

Any constructive distribution will be taxable as a dividend, return of capital or capital gain in accordance with the tax rules generally applicable to corporate distributions. It is unclear whether a constructive dividend would be eligible for the reduced rates of U.S. federal income tax applicable to certain dividends received by non-corporate U.S. Holders. Similarly, it is also unclear whether a corporate U.S. Holder would be entitled to claim the dividends-received deduction with respect to a constructive dividend. U.S. Holders should carefully review the conversion rate adjustment provisions and consult their own tax advisors with respect to the tax consequences of these adjustments.

Common Stock

As stated above in “Price Range of Common Stock and Dividend Policy”, we do not anticipate paying cash dividends on our common stock in the foreseeable future. Distributions, if any, paid on our common stock will be taxable as ordinary income to the extent of our current and accumulated earnings and profits (as determined under U.S. federal income tax principles) as they are paid, subject to a possible dividends-received deduction in the case of corporate holders and a maximum 15% tax rate for non-corporate U.S. Holders through 2010 if applicable holding period requirements are met. Distributions in excess of our current and accumulated earnings and profits will first be applied against and reduce a U.S. Holder’s basis in the common stock and any excess will be treated as capital gain.

Gain or loss realized on the sale or exchange of our common stock will equal the difference between the amount realized on the sale or exchange and the U.S. Holder’s adjusted tax basis in the common stock. This gain or loss will generally be long-term capital gain or loss if the U.S. Holder has held or is deemed to have held the common stock for more than a year. The deductibility of capital losses is subject to certain limitations. A U.S. Holder that sells common stock at a loss that meets certain thresholds may be required to file a disclosure statement with the IRS.

Tax Consequences to Non-U.S. Holders

As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

•	a nonresident alien for U.S. federal income tax purposes;

•	a foreign corporation; or

•	a foreign estate or trust.

“Non-U.S. Holder” does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition of the Notes or common stock and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Such a holder is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of the Notes or common stock.

Payments on the Notes and Gain on Disposition of Notes

Subject to the discussion below concerning backup withholding, payments of principal and interest (including original issue discount) on the Notes to a Non-U.S. Holder and any gain realized on a sale, exchange or other disposition of Notes by a Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that, in the case of interest:

•	the Non-U.S Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote and is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership; and

•	certain certification requirements have been fulfilled with respect to such Non-U.S. Holder. These certification requirements generally will be fulfilled if the beneficial owner of a Note certifies on IRS Form W-8BEN, under penalties of perjury, that it is not a U.S. person.

If a Non-U.S. Holder of a Note is engaged in a trade or business in the United States, and if interest (including original issue discount) on the Note is effectively connected with the conduct of this trade or business, the Non-U.S. Holder will be exempt from the withholding tax discussed in the preceding paragraph, provided that the Non-U.S. Holder provides a properly executed IRS Form W-8ECI to us or our paying agent. Such Non-U.S. Holders will generally be taxed in the same manner as a U.S. Holder (see “— Tax Consequences to U.S. Holders” above), subject to an applicable income tax treaty providing otherwise. These holders should consult their own tax advisors with respect to other U.S. tax consequences of the ownership and disposition of Notes including, in the case of a Non-U.S. Holder that is a corporation, the possible imposition of a 30% branch profits tax.

Sale, Exchange or Other Disposition of Common Stock

Subject to the discussion below concerning backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of common stock, unless:

•	the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States, subject to an applicable income tax treaty providing otherwise; or

•	we are or have been a U.S. real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

We do not believe that we are currently a U.S. real property holding corporation or that we will become one in the future.

Conversion of Notes

A Non-U.S. Holder generally will not be subject to U.S. federal income tax upon conversion of a Note solely into our common stock. To the extent a Non-U.S. Holder receives cash upon conversion of a Note, such Non-U.S. Holder will be taxed as described above under “— Payments on the Notes and Gain on Disposition of Notes.”

Dividends and Constructive Dividends

As stated above in “Price Range of Common Stock and Dividend Policy,” we do not anticipate paying cash dividends on our common stock in the foreseeable future. Any dividends (including deemed dividends on the Notes described above under “— Tax Consequences to U.S. Holders — Constructive Dividends”) paid to a Non-U.S. Holder of common stock generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a Non-U.S. Holder will be required to provide an IRS Form W-8BEN to us or our paying agent certifying its entitlement to benefits under a treaty. In the case of any constructive dividend, it is possible that the U.S. federal income tax on this constructive dividend would be withheld from other amounts held or paid through the applicable withholding agent, such as interest paid on a Note, shares of common stock a Non-U.S. Holder would be entitled to receive upon conversion of a Note, or sales proceeds from the sale of a Note or common stock subsequently paid or credited to a Non-U.S. Holder.

If a Non-U.S. Holder of common stock is engaged in a trade or business in the United States, and if dividends on the stock are effectively connected with the conduct of this trade or business, the Non-U.S. Holder will be exempt from the withholding tax discussed in the preceding paragraph, provided that the Non-U.S. Holder provides a properly executed IRS Form W-8ECI to us or our paying agent. Such Non-U.S. Holders will generally be taxed in the same manner as U.S. Holders (see “— Tax Consequences to U.S. Holders” above), subject to an applicable income tax treaty providing otherwise. A Non-U.S. Holder that is a corporation and receives effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Backup Withholding and Information Reporting

Payments on the Notes and on our common stock and the proceeds from a sale or other disposition of the Notes or our common stock will generally be subject to information reporting to the IRS.

A U.S. Holder will be subject to backup withholding on these payments unless the U.S. Holder provides us or our paying agent with a correct taxpayer identification number and complies with certain certification procedures or otherwise establishes an exemption from backup withholding.

Unless a Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the Notes or our common stock, and Non-U.S. Holders may be subject to U.S. backup withholding on payments on the Notes and on our common stock or on the proceeds from a sale or other disposition of the Notes or our common stock. To avoid backup withholding, a Non-U.S. Holder must certify its foreign status, as described above under “— Tax Consequences to Non-U.S. Holders — Payments on the Notes and Gain on Disposition of Notes.”

The amount of any backup withholding from a payment to a holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

SELLING SECURITYHOLDERS

We originally issued the Notes to the initial purchaser, Banc of America Securities LLC, in a private placement on May 30, 2006. The Notes were resold by the initial purchaser in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Selling securityholders, including their transferees, pledgees, donees or successors, may from time to time offer and sell the Notes and the underlying common stock pursuant to this prospectus or any applicable prospectus supplement.

The table below sets forth the name of each selling securityholder, the principal amount of Notes and number of shares of common stock beneficially owned by each selling securityholder, and the principal amount of Notes and number of shares of common stock issuable upon conversion of those Notes that may be offered from time to time under this prospectus by the selling securityholders named in the table.

Because the selling securityholders may offer all or some portion of the Notes or underlying shares of common stock listed below, we have assumed for purposes of this table that the selling securityholders will sell all of the Notes and all of the underlying shares of common stock offered by this prospectus pursuant to this prospectus. See “Plan of Distribution.” In addition, the selling securityholders listed in the table below may have acquired, sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of the Notes since the date on which they provided to us the information presented in the table.

We have prepared the table below based on information given to us by those selling securityholders who have supplied us with this information prior to the effective date of the registration statement of which this prospectus is a part and we have not sought to verify such information. Based upon information provided to us by the selling securityholders, none of the selling securityholders nor any of their affiliates, officers, directors or principal equity holders has held any position or office or had any other material relationship with us or our affiliates or predecessors within the past three years.

	Principal Amount		Number of Shares
	of Notes		of Common Stock
	Beneficially
	Owned Prior
	to the		Beneficially
	Offering and	Percentage of	Owned
	Offered	Notes	Prior to the	Offered
Name of Selling Securityholder (1)	Hereby	Outstanding	Offering(2)	Hereby

DBAG London(3)(4)	$20,338,000	20.3%	1,913,876	1,913,876
Citadel Equity Fund Ltd.(4)(5)	$10,000,000	10.0%	941,035	941,035
CNH CA Master Account, L.P.(6)	$9,250,000	9.3%	870,457	870,457
Calamos Market Neutral Income Fund — Calamos Investment Trust(7)	$8,000,000	8.0%	752,828	752,828
Vicis Capital Master Fund(8)	$6,000,000	6.0%	564,621	564,621
Highbridge International LLC(9)	$5,500,000	5.5%	517,569	517,569
HBK Master Fund L.P.(4)(10)	$5,000,000	5.0%	470,517	470,517
KBC Financial Products Cayman Islands Ltd.(4)(11)	$3,000,000	3.0%	282,310	282,310
CQS Convertible and Quantitative Strategies Master Fund Limited(12)	$3,000,000	3.0%	282,310	282,310
KBC Financial Products USA Inc.(13)(14)	$2,000,000	2.0%	188,207	188,207
Mohican VCA Master Fund, Ltd.(15)	$2,000,000	2.0%	188,207	188,207
DKR SoundShore Opportunity Holding Fund Ltd.(16)	$1,000,000	1.0%	94,103	94,103
All other holders of Notes or future transferee from any such holder(17)(18)	$24,912,000	24.9%	2,344,306	2,344,306

Totals	$100,000,000	100%	9,410,350	9,410,350

(1)	Information concerning the selling securityholders may change from time to time. Any such changed information will be set forth in prospectus supplements if and when necessary.

(2)	Includes shares of common stock issuable upon conversion of the Notes. Assumes conversion of all of the selling securityholder’s Notes at a conversion rate of 94.1035 shares of our common stock per $1,000 principal amount of Notes, not including fractional shares for which we will pay cash as described under “Description of the Notes — Conversion Procedures — Payment on Conversion.” However, this conversion rate is subject to adjustments as described under “Description of the Notes — Conversion Procedures.” As a result the number of shares of common stock issuable on conversion of the Notes may increase or decrease in the future. These Notes are convertible upon the occurrence of any of the events described under “Prospectus Summary — The Offering — Conversion Rights.” As of the date of this prospectus, no such event has occurred.

(3)	Patrick Corrigan has the power to direct the voting and disposition of the securities held by DBAG London.

(4)	Selling securityholder has identified itself as an affiliate of a broker-dealer. Each such selling securityholder has informed us that: (1) such selling securityholder purchased its Notes in the ordinary course of business, and (2) at the time that the Notes were purchased, the selling securityholder had no agreements, direct or indirect, with any person to distribute the Notes.

(5)	Citadel Limited Partnership (“Citadel”) is the trading manager of Citadel Equity Fund Ltd. and consequently has investment discretion over securities held by Citadel Equity Fund Ltd. Citadel disclaims beneficial ownership of the shares beneficially owned by Citadel Equity Fund Ltd. Kenneth C. Griffin indirectly controls Citadel and therefore has ultimate investment discretion over securities held by Citadel Equity Fund Ltd. Mr. Griffin disclaims beneficial ownership of the shares held by Citadel Equity Fund Ltd.

(6)	CNH Partners, LLC has sole voting and dispositive power over the registrable securities held by CNH CA Master Account, L.P. The investment principals for CNH Partners, LLC are Robert Krail, Mark Mitchell and Todd Pulvino.

(7)	Calamos Advisors LLC is the investment advisor for Calamos Market Neutral Income Fund — Calamos Investment Fund. Nick Calamos is the Senior Executive Vice President, Head of Investment of Calamos Advisors LLC. Mr. Calamos has voting and investment control over the securities being registered hereby held by Calamos Market Neutral Income Fund — Calamos Investment Fund.

(8)	Vicis Capital LLC is the investment manager of Vicis Capital Master Fund. John Succo, Sky Lucas and Shad Stastney jointly control Vicis Capital LLC and exercise voting control and investment discretion over the registrable securities held by Vicis Capital Master Fund. John Succo, Sky Lucas and Shad Stastney disclaim individual ownership of the registrable securities.

(9)	Highbridge Capital Management LLC (“Highbridge”) is the trading manager of Highbridge International LLC (“HIC”) and consequently has voting control and investment discretion over securities held by HIC. Glenn Dubin and Henry Swieca control Highbridge. Each of Highbridge, Glen Dublin and Henry Swieca disclaims beneficial ownership of the securities held by HIC.

(10)	HBK Investments L.P. may be deemed to have sole voting and sole dispositive power over the securities pursuant to an Investment Management Agreement between HBK Investments L.P. and HBK Master Fund L.P. Additionally, the following individuals may be deemed to have control over HBK Investments L.P.: Kenneth M. Hirsh, Laurence H. Lebowitz, William E. Rose, David C. Haley and Jamiel A. Akhtar.

(11)	KBC Financial Products Cayman Islands Ltd. has voting control and investment discretion over the registrable securities. KBC Financial Products Cayman Islands Ltd. is a direct wholly-owned subsidiary of KBC Financial Holdings, Inc., which in turn is a direct wholly-owned subsidiary of KBC Bank N.V., which in turn is a direct wholly-owned subsidiary of KBC Group N.V., a publicly traded entity.

(12)	Alan Smith, Blair Gauld, Dennis Hunter, Karla Bodden and Jim Rogers, the directors of CQS Convertible and Quantitative Strategies Master Fund Limited, have voting control and investment discretion over the registrable securities held by CQS Convertible and Quantitative Strategies Master Fund Limited.

(13)	KBC Financial Products USA Inc. has voting control and investment discretion over the registrable securities. KBC Financial Products USA Inc. is a direct wholly-owned subsidiary of KBC Financial Holdings, Inc., which in turn is a direct wholly-owned subsidiary of KBC Bank N.V., which in turn is a direct wholly-owned subsidiary of KBC Group N.V., a publicly traded entity.

(14)	Selling securityholder has identified itself as a broker-dealer. Each such selling securityholder has informed us that: (1) such selling securityholder purchased its Notes in the ordinary course of business, and (2) at the time that the Notes were purchased, the selling securityholder had no agreements, direct or indirect, with any person to distribute the Notes.

(15)	Eric C. Hage, the Portfolio Manager of Mohican VCA Master Fund, Ltd., and Daniel C. Hage have voting control and investment discretion over the registrable securities held by Mohican VCA Master Fund, Ltd.

(16)	DKR Capital Partners L.P. (“DKR LP”) is a registered investment adviser with the SEC and is the investment manager to DKR SoundShore Opportunity Holding Fund Ltd. (the “Fund”). DKR LP has retained certain portfolio managers to act as the portfolio manager to the Fund managed by DKR LP. As such, DKR LP and certain portfolio managers have shared dispositive and voting power over the securities held by the Fund. Tomas Kirvaitis has trading authority over the registrable securities included in this prospectus. Mr. Kirvaitis disclaims ultimate beneficial ownership of the shares.

(17)	Information about other holders of Notes or future transferees will be set forth in prospectus supplements or post-effective amendments from time to time, if and when required.

(18)	Assumes that all other holders of Notes do not beneficially own any of our common stock other than the shares issuable upon conversion of the Notes.

To the extent that any of the selling securityholders identified above are broker-dealers, they are deemed to be, under interpretations of the SEC, “underwriters” within the meaning of the Securities Act.

With respect to selling securityholders that are affiliates of broker-dealers, we believe that such entities acquired their Notes and underlying common stock in the ordinary course of business and, at the time of the purchase of the Notes and the underlying common stock, such selling securityholders had no agreements or understandings, directly or indirectly, with any person to distribute the Notes or underlying common stock. To the extent that we become aware that such entities did not acquire their Notes or underlying common stock in the ordinary course of business or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus is a part to designate such affiliate as an “underwriter” within the meaning of the Securities Act.

Only selling securityholders identified above who beneficially own the Notes and the underlying shares of common stock set forth opposite each such selling securityholder’s name in the foregoing table on the effective date of the registration statement of which this prospectus is a part may sell such securities pursuant to the registration statement. Prior to any use of this prospectus in connection with an offering of Notes or underlying shares of common stock by any holder not identified above, the registration statement of which this prospectus is a part will be amended by a post-effective amendment or this prospectus will be supplemented to set forth the name of the selling securityholder, the principal amount of Notes and shares of underlying common stock beneficially owned by the selling securityholder, and the principal amount of Notes and number of shares of common stock issuable upon conversion of those Notes that may be offered from time to time under this prospectus by the selling securityholders intending to the sell such Notes or underlying common stock. The prospectus, as amended or supplemented, will also disclose whether any selling securityholder selling Notes or underlying shares of common stock in connection with such prospectus has held any position or office with, has been employed by or otherwise has had a material relationship with us or our affiliates or predecessors during the three years prior to the date of the prospectus, if such information has not already been disclosed herein.

PLAN OF DISTRIBUTION

We will not receive any of the proceeds of the sale of the Notes and the underlying common stock offered by this prospectus. The Notes and the underlying common stock may be sold from time to time to purchasers:

•	directly by the selling securityholders; or

•	through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions.

The selling securityholders and any underwriters, broker-dealers or agents who participate in the distribution of the Notes and the underlying common stock may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the underlying common stock by selling securityholders and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. If the selling securityholders were deemed to be underwriters, the selling securityholders may be subject to statutory liabilities including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

If the Notes and the underlying common stock are sold through underwriters, broker-dealers, or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions.

The Notes and the underlying common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in transactions:

•	on any national securities exchange or quotation service on which the Notes and underlying common stock may be listed or quoted at the time of the sale, including The Nasdaq National Market in the case of the common stock;

•	in the over-the-counter market; or

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the transaction.

In connection with the sales of the Notes and the underlying common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. These broker-dealers may in turn engage in short sales of the Notes and the underlying common stock in the course of hedging their positions. The selling securityholders may also sell the Notes and the underlying common stock short and deliver Notes and the underlying common stock to close out short positions, or loan or pledge Notes and the underlying common stock to broker-dealers that, in turn, may sell the Notes and the underlying common stock. Such sales may include purchases by a broker-dealer as principal and resale by the broker-dealer of its account, and broker-dealers may agree with the undersigned to sell a specified number of shares at a stipulated price per share.

To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the Notes and the underlying common stock by the selling securityholders. Selling securityholders may decide not to sell all or a portion of the Notes and the underlying common stock offered by them pursuant to this prospectus or may decide not to sell Notes or the underlying common stock under this prospectus. In addition, any selling securityholder may transfer, devise or give the Notes and the underlying common stock by other means not described in this prospectus. Any Notes or underlying common stock covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act, or Regulation S under the Securities Act, may be sold under Rule 144 or Rule 144A or Regulation S rather than pursuant to this prospectus.

The aggregate proceeds to the selling securityholders from the sale of the Notes or the underlying common stock offered pursuant to this prospectus will be the purchase price of such securities less discounts and commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, reject, in whole or part, any proposed purchase of Notes or common stock to be made directly or through their agents. We will not receive any of the proceeds from this offering.

Our common stock is listed for quotation on The Nasdaq National Market under the symbol “CBIZ.” We do not intend to apply for listing of the Notes on any securities exchange or for quotation through Nasdaq. The Notes issued in the initial private placement are eligible for trading on The PORTAL Market. However, Notes sold pursuant to this prospectus will no longer be eligible for trading on The PORTAL Market. Accordingly, no assurance can be given as to the development of liquidity or any trading market for the Notes.

The selling securityholders and any other persons participating in the distribution of the Notes or underlying common stock will be subject to the Exchange Act and the rules and regulations thereunder. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Notes and the underlying common stock by the selling securityholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the Notes and the underlying common stock to engage in market-making activities with respect to the particular Notes and underlying common stock being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the Notes and the underlying common stock and the ability to engage in market-making activities with respect to the Notes and the underlying common stock.]

If requested by any selling securityholder or its representative and required with respect to a particular offering of the Notes and the underlying common stock, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts related to the particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

Under the registration rights agreement entered into at the closing of the private placement of the Notes on May 30, 2006, we agreed to use our reasonable best efforts to keep the registration statement of which this prospectus is a part effective until the earlier of (i) the sale under the shelf registration statement or pursuant to Rule 144 under the Securities Act of all of the Notes and any shares of our common stock issued on their conversion or (ii) the expiration of the holding period applicable to the Notes and the shares of our common stock issued on their conversion held by persons that are not our affiliates under Rule 144(k) under the Securities Act, or any successor provision.

We are permitted to suspend the effectiveness of the registration statement of which this prospectus is a part or the use of this prospectus under certain circumstances relating to pending corporate developments, public filings with the SEC and other similar events for a period not to exceed 45 days in the aggregate in any 90-day period or 90 days in the aggregate in any 360-day period. We also agreed to pay “additional amounts” to certain holders of the Notes and shares of common stock issuable upon conversion of the Notes if the registration statement of which this prospectus is a part is not timely filed or made effective, if we fail to timely name a holder as a selling securityholder in this prospectus or in a prospectus supplement, or if the registration statement of which this prospectus is a part is unavailable for periods in excess of those permitted. See “Description of Notes — Registration Rights.”

Under the registration rights agreement, we and the selling securityholders have each agreed to indemnify the other against certain liabilities, including certain liabilities under the Securities Act. We have also agreed to indemnify each underwriter of Notes registered under the registration statement of which this prospectus is part on substantially the same basis as the selling securityholders. In addition, under certain circumstances, we and the selling securityholders will be entitled to contribution in connection with these liabilities.

We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the Notes and the underlying common stock to the public, other than underwriting discounts, commissions and fees and certain legal expenses, which will be paid by the selling securityholders.

LEGAL MATTERS

The validity of the Notes and the shares of common stock issuable upon conversion of the Notes is being passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Washington, D.C. Rick L. Burdick, a partner at Akin Gump Strauss Hauer & Feld LLP, is one of our directors and as of March 24, 2006, beneficially owned approximately 157,034 shares of our common stock, consisting of 9,034 shares of our common stock, 13,000 shares of restricted stock and options to purchase 135,000 shares of our common stock.

EXPERTS

The consolidated financial statements of CBIZ, Inc. as of December 31, 2005 and 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We make available, free of charge on our website, through the Investor Information page, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to all those reports as soon as reasonably practicable after we file (or furnish) such reports with the SEC. The public may read and copy materials we file (or furnish) with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549, and may obtain information on the operations of the Public Reference Room by calling the SEC at 1-800-732-0330. In addition, the SEC maintains an internet site that contains reports, proxy and information statements and other information about us at http://www.sec.gov.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses payable by the registrant in connection with the distribution of the securities being registered. All of the amounts shown are estimated (except the SEC registration fee).

SEC registration fee	$10,700
Printing and engraving expenses	$15,000
Legal fees and expenses	$35,000
Accounting fees and expenses	$16,000
Trustee fees and expenses	$2,500
Miscellaneous fees and expenses	$1,000

Total	$80,200

The selling securityholders are not responsible for and will not pay any of the expenses listed above.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides, in general, for the indemnification of any director or officer who was, is, or is threatened to be made a party in any action, suit or proceeding (other than an action by or in the right of the registrant). In general, each director and officer is indemnified against losses by reason of his or her being an officer or director of the registrant provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

The registrant’s Amended and Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”), entitles its board of directors to provide for indemnification of directors and officers to the fullest extent provided by law. As permitted by Section 102(7) of the DGCL, Article Eleven of the Restated Certificate of Incorporation provides that no director of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this indemnification shall not eliminate or limit the liability of a director for:

•	any breach of a director’s duty of loyalty to the registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends;

•	unlawful stock purchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Article VII of the registrant’s Amended and Restated Bylaws (the “Bylaws”) provides that to the fullest extent and in the manner permitted by the laws of the State of Delaware and specifically as is permitted under Section 145 of the DGCL, the registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the registrant, by reason of the fact that such person is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the registrant and with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. Determination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that a person did not act in good faith and in a manner such person reasonably believed to be in and not opposed to the best interests of the registrant, and with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was lawful.

Article VII of the Bylaws also provides that any decision as to indemnification shall be made:

•	by the board of directors of the registrant by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or

•	if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

•	by the stockholders.

In addition, the board of directors of the registrant has authorized indemnification of expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. Indemnification pursuant to these provisions is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise and shall continue as to a person who has ceased to be a director or officer. The registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant.

Further, Article VII of the Bylaws provides that the indemnity provided will be extended to the directors, officers, employees and agents of any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence has continued, would have had the power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of the Bylaws with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

The registrant currently maintains an insurance policy relating to its directors and officers, under which policy such directors and officers are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors or officers.

ITEM 16.	EXHIBITS

The following exhibits are filed herewith or incorporated by reference.

Exhibit
Number	Description

4.1	Indenture, dated as of May 30, 2006, between CBIZ Inc. and U.S. Bank National Association (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 30, 2006 and incorporated by reference herein)

4.2	Registration Rights Agreement, dated as of May 30, 2006, between CBIZ, Inc. and Banc of America Securities LLC (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 30, 2006 and incorporated by reference herein)

4.3	Form of 3.125% Convertible Senior Subordinated Note due 2026 (included in Exhibit 4.1)

4.4	Form of Stock Certificate of Common Stock of the Company (filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated by reference herein)

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP

Exhibit
Number	Description

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page to this registration statement)

25.1	Statement of Eligibility of U.S. Bank National Association on Form T-1

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”).

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

Provided, however, that:

(A) Paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement; and

(B) Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C) Provided further, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered herein, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(C) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 20 day of July, 2006.

CBIZ, INC.

By:	/s/ Ware H. Grove
Ware H. Grove
Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven L. Gerard and Ware H. Grove, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution for him and his name, place and stead, in all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement pursuant to the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that each attorney-in-fact and agent, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated above.

Signature	Title	Date

/s/ Steven L. Gerard Steven L. Gerard	Chairman and Chief Executive Officer (Principal Executive Officer)	July 20, 2006

/s/ Ware H. Grove Ware H. Grove	Chief Financial Officer (Principal Financial and Accounting Officer)	July 20, 2006

/s/ Gary W. DeGroote Gary W. DeGroote	Director	July 20, 2006

/s/ Rick L. Burdick Rick L. Burdick	Director	July 20, 2006

/s/ Donald V. Weir Donald V. Weir	Director	July 20, 2006

/s/ Joseph S. DiMartino Joseph S. DiMartino	Director	July 20, 2006

Signature	Title	Date

/s/ Harve A. Ferrill Harve A. Ferrill	Director	July 20, 2006

/s/ Richard C. Rochon Richard C. Rochon	Director	July 20, 2006

/s/ Todd Slotkin Todd Slotkin	Director	July 20, 2006

EXHIBIT INDEX

The following exhibits are filed herewith or incorporated by reference.

Exhibit
Number	Description

4.1	Indenture, dated as of May 30, 2006, between CBIZ Inc. and U.S. Bank National Association (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 30, 2006 and incorporated by reference herein)

4.2	Registration Rights Agreement, dated as of May 30, 2006, between CBIZ, Inc. and Banc of America Securities LLC (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 30, 2006 and incorporated by reference herein)

4.3	Form of 3.125% Convertible Senior Subordinated Note due 2026 (included in Exhibit 4.1)

4.4	Form of Stock Certificate of Common Stock of the Company (filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated by reference herein)

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page to this registration statement)

25.1	Statement of Eligibility of U.S. Bank National Association on Form T-1